As filed with the Securities and Exchange Commission on June 25, 2010
Registration No. 333-163550

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-1 ON
FORM S-3*
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
GRUBB & ELLIS COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1318182 (I.R.S. Employer Identification Number)
1551 North Tustin Avenue, Suite 300
Santa Ana, California 92705
(714) 667-8252
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)
Thomas P. D’Arcy
Chief Executive Officer and President
Grubb & Ellis Company
1551 North Tustin Avenue, Suite 300
Santa Ana, California 92705
(714) 667-8252
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Clifford A. Brandeis, Esq.
Zukerman Gore Brandeis & Crossman, LLP
875 Third Avenue
New York, New York 10022
(212) 223-6700
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Aggregate Offering	Aggregate Offering	Amount of
Securities to be Registered	Registered	Price Per Unit or Share	Price(1)	Registration Fee
12% Cumulative Participating Perpetual Convertible Preferred Stock, $0.01 par value per share	125,000	$100	$12,500,000	$697.50 (2)
Common Stock, $0.01 par value per share	7,575,750(3)	—	—	—(4)

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of computing the amount of the registration fee.

(2)	Calculated pursuant to Rule 457(o) promulgated under the Securities Act and based on the filing fee of $55.80 per $1,000,000 of securities registered.

(3)	Estimated based on the total number of shares of common stock currently issuable upon conversion of the preferred stock. Pursuant to Rule 416 under the Securities Act, the common stock offered hereby shall be deemed to cover additional securities to be offered to prevent dilution resulting from stock splits, stock dividends or similar transactions. Adjustments to the conversion rate resulting in the issuance of additional shares that are not addressed by Rule 416 will be covered by a separate registration statement.

(4)	No separate consideration will be received for the shares of common stock issuable upon conversion of the preferred stock, and, therefore, no registration fee for those shares is required pursuant to Rule 457(i) under the Securities Act.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*EXPLANATORY NOTE
     This Post-Effective Amendment No. 3 to Form S-1 on Form S-3 (the “Post-Effective Amendment”) is being filed to convert the Registration Statement on Form S-1 and the amendments thereto (File No. 333-163550) (the “Original Registration Statement”) into a Registration Statement on Form S-3. No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the filing of the Original Registration Statement. Accordingly, we hereby amend the Original Registration Statement by filing this Post-Effective Amendment, which relates to the registration of 125,000 shares of Grubb & Ellis Company’s 12% Cumulative Participating Perpetual Convertible Preferred Stock and 7,575,750 shares of its common stock, par value $0.01 per share, being registered for resale by the selling shareowners listed herein.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, dated June 25, 2010
PROSPECTUS
Grubb & Ellis Company
7,575,750 Shares of Common Stock
125,000 Shares of 12% Cumulative Participating Perpetual Convertible Preferred Stock
     This prospectus relates to up to 125,000 shares of our outstanding 12% Cumulative Participating Perpetual Convertible Preferred Stock, which we refer to herein as our “12% Preferred Stock” or “Preferred Stock”, and up to 7,575,750 shares of our common stock, par value $0.01 per share (the “Common Stock”) issuable upon conversion of our 12% Preferred Stock that may be sold by the selling shareowners identified in this prospectus under the section “Selling Shareowners”. The selling shareowners acquired the shares of 12% Preferred Stock offered by this prospectus in a private placement of our securities. We are registering the offer and sale of such shares of 12% Preferred Stock and such shares of Common Stock to satisfy registration rights we have granted to the selling shareowners.
     The selling shareowners may sell the shares of 12% Preferred Stock or Common Stock being offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution.” The prices at which the selling shareowners may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares of 12% Preferred Stock or shares of Common Stock by the selling shareowners. We have agreed to bear all expenses of registration of our Common Stock offered by this prospectus.
     We will pay cumulative dividends on the 12% Preferred Stock from and including the date of original issuance in the amount of $12.00 per share each year, which is equivalent to 12% of the initial liquidation preference per share. Dividends on the Preferred Stock will be payable when, as and if declared, quarterly in arrears, on March 31, June 30, September 30 and December 31, beginning on December 31, 2009. In addition, in the event of any cash distribution to holders of the Common Stock, par value $0.01 per share, of our company, referred to as our Common Stock, holders of our 12% Preferred Stock will be entitled to participate in such distribution as if such holders had converted their shares of Preferred Stock into Common Stock. Generally, we may not redeem the 12% Preferred Stock before November 15, 2014. On or after November 15, 2014, we may, at our option, redeem the 12% Preferred Stock, in whole or in part, by paying an amount equal to 110% of the sum of the initial liquidation preference per share plus any accrued and unpaid dividends to and including the date of redemption. Holders of our 12% Preferred Stock may require us to repurchase all, or a specified whole number, of their Preferred Stock upon the occurrence of a fundamental change (i) prior to November 15, 2014, at a repurchase price equal to 110% of the sum of the initial liquidation preference plus accumulated but unpaid dividends to but excluding the fundamental change repurchase date and (ii) from November 15, 2014 until prior to November 15, 2019 at a repurchase price equal to 100% of the sum of the initial liquidation preference plus accumulated but unpaid dividends to but excluding the fundamental change repurchase date. In addition, if a holder elects to convert their Preferred Stock in connection with certain change in control events prior to November 15, 2014, we may increase the conversion rate by a number of additional shares of Common Stock deliverable upon conversion of such Preferred Stock. The 12% Preferred Stock has no stated maturity, and will not be subject to any sinking fund or mandatory redemption.
     The 12% Preferred Stock is convertible, at the holder’s option, into our Common Stock at a conversion rate of 60.606 shares of our Common Stock per share of Preferred Stock, which represents a conversion price of approximately $1.65 per share of Common Stock. Except as required by law, the holders of the Preferred Stock vote together with the holders of the Common Stock as one class on all matters on which holders of Common Stock vote. The Preferred Stock votes as a separate class with respect to certain matters. Holders of the Preferred Stock when voting with the Common Stock are entitled to voting rights equal to the number of shares of Common Stock into which the Preferred Stock is convertible, on an “as if” converted basis.
     Our Common Stock is listed on the New York Stock Exchange under the symbol “GBE.” On June 23, 2010, the last reported sales price for our Common Stock was $1.06.
     There is currently no established market for the 12% Preferred Stock. We do not intend to apply for listing of the 12% Preferred Stock on any securities exchange or for inclusion of the 12% Preferred Stock in any automated quotation system.
     There are significant risks associated with an investment in our securities. See “Risk Factors” beginning on page 7.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is           , 2010.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this shelf registration process, the selling shareowners named under the caption “Selling Shareowners” in this prospectus and as supplemented by any accompanying prospectus supplement may, from time to time, offer and sell up to 125,000 shares of our 12% Preferred Stock and up to 7,575,750 shares of our Common Stock pursuant to this prospectus. It is important for you to read and consider all of the information contained in this prospectus and any applicable prospectus supplement before making a decision whether to invest in the 12% Preferred Stock or Common Stock. You should also read and consider the information contained in the documents that we have incorporated by reference as described in “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference” in this prospectus.
You should rely only on the information provided in this prospectus and any applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should assume that the information contained in this prospectus or in any prospectus supplement, as well as information contained in a document that we have previously filed or in the future will file with the SEC and incorporate by reference in this prospectus or any prospectus supplement, is accurate only as of the date of this prospectus, the applicable prospectus supplement or the document containing that information, as the case may be. Our financial condition, results of operations, cash flows or business may have changed since that date.

SUMMARY
     This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus. This summary may not contain all of the information that you should consider before deciding whether to invest in our 12% Preferred Stock or the Common Stock. For a more complete understanding of our company and this offering, we encourage you to read this entire document, including the “Risk Factors” section, and the other documents incorporated by reference herein before deciding to invest in our 12% Preferred Stock or the Common Stock. In this prospectus, references to “Grubb & Ellis,” “we,” “us” and “our” refer to Grubb & Ellis Company, a Delaware corporation, and its subsidiaries unless otherwise stated or the context indicates otherwise.
Company Overview
     Grubb & Ellis Company (the “Company” or “Grubb & Ellis”), a Delaware corporation founded over 50 years ago, is one of the country’s largest and most respected commercial real estate services and investment management firms. The Company offers property owners, corporate occupants and program investors comprehensive integrated real estate solutions, including transactions, management, consulting and investment advisory services supported by proprietary market research and extensive local market expertise.
     On December 7, 2007, the Company effected a stock merger (the “Merger”) with NNN Realty Advisors, Inc. (“NNN”), a real estate asset management company and nationally recognized sponsor of public non-traded real estate investment trusts (“REITs”), as well as a sponsor of tenant-in-common (“TIC”) investments and other investment programs. Upon the closing of the Merger, a change of control occurred. The former shareowners of NNN acquired approximately 60% of the Company’s issued and outstanding Common Stock.
     In certain instances throughout this prospectus phrases such as “legacy Grubb & Ellis” or similar descriptions are used to reference, when appropriate, Grubb & Ellis prior to the Merger. Similarly, in certain instances throughout this prospectus the term NNN, “legacy NNN” or similar phrases are used to reference, when appropriate, NNN Realty Advisors, Inc. prior to the Merger.
     Our principal executive offices are located at 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705. Our telephone number is (714) 667-8252. Our web address is www.grubb-ellis.com. Information contained in our web site is not incorporated by reference into this prospectus, and you should not consider information in our web site as part of this prospectus.
Management Services
     Grubb & Ellis delivers integrated property, facility, asset, construction, business and engineering management services to a host of corporate and institutional clients. The Company offers customized programs that focus on cost-efficient operations and tenant retention.
     The Company manages a comprehensive range of properties including headquarters, facilities and class A office space for major corporations, including many Fortune 500 companies. Grubb & Ellis’ skills extend to management of industrial, manufacturing and warehousing facilities as well as data centers and retail outlets for real estate users and investors.
     Additionally, Grubb & Ellis provides consulting services, including site selection, feasibility studies, exit strategies, market forecasts, appraisals, strategic planning and research services.
     The Company is committed to expanding the scope of products and services offered, while ensuring that it can support client relationships with best-in-class service. During 2009, the Company continued to expand the number of client service relationship managers, which provide a single point of contact to corporate clients with multi-service needs.
     In 2009 Grubb & Ellis secured significant new management services contracts from Kraft, Wachovia Corporation and Zurich Alternative Asset Management. The Company also secured significant contract renewals with Citigroup, General Motors, Microsoft and Wells Fargo. As of December 31, 2009, Grubb & Ellis managed approximately 240.7 million square feet, of which 24.3 million square feet related to its sponsored investment programs.
Transaction Services
     Grubb & Ellis has a track record of over 50 years in the commercial real estate industry and is one of the largest real estate brokerage firms in the country, offering clients the experience of thousands of successful transactions and the expertise that comes from a nationwide platform. There are 126 owned and affiliate offices worldwide (53 owned and approximately 73 affiliates) and more than 6,000 professionals, including a brokerage sales force of more than 1,800 brokers. By focusing on the overall business objectives of its clients, Grubb & Ellis utilizes its research capabilities, extensive properties database and negotiation skills to create, buy, sell and lease opportunities for both users and owners of commercial real estate. With a comprehensive approach to transactions, Grubb & Ellis offers a full suite of services to clients, from site selection and sale negotiations to needs analysis, occupancy projections, prospect qualification, pricing recommendations, long-term value consultation, tenant representation and consulting services. As one of the most active and largest commercial real estate brokerages in the United States, Grubb & Ellis’ traditional real estate services provide added value to the Company’s real estate investment programs by offering a comprehensive market view and local area expertise.
     The Company actively engages its brokerage force in the execution of its marketing strategy. Regional and metro-area managing directors, who are responsible for operations in each major market, facilitate the development of brokers. Through the Company’s specialty practice groups, key personnel share information regarding local, regional and national industry trends and participate in national marketing activities, including trade shows and seminars. This ongoing communication among brokers serves to increase their level of expertise as well as their network of relationships, and is supplemented by other more formal education, including training programs offering sales and motivational training and cross-functional networking and business development opportunities.
     In many local markets where the Company does not have owned offices, it has affiliation agreements with independent real estate services providers that conduct business under the Grubb & Ellis brand. The Company’s affiliation agreements provide for exclusive mutual referrals in their respective markets, generating referral fees. The Company’s affiliation agreements are generally multi-year contracts. Through its affiliate offices, the Company has access to more than 1,000 brokers with local market research capabilities.
     The Company’s Corporate Services Group provides comprehensive coordination of all required real estate related services to help realize the needs of clients’ real estate portfolios and to maximize their business objectives. These services include consulting services, lease administration, strategic planning, project management, account management and international services.
     As of December 31, 2009, Grubb & Ellis had in excess of 1,800 brokers at its owned and affiliate offices, of which 824 brokers were at its owned offices, up from 805 at December 31, 2008.
Investment Management
     The Company and its subsidiaries are leading sponsors of real estate investment programs that provide individuals and institutions the opportunity to invest in a broad range of real estate investment vehicles, including public non-traded REITs, mutual funds and other real estate investment funds. The Company brands its investment programs as Grubb & Ellis in order to capitalize on the strength of the Grubb & Ellis brand name and to leverage the Company’s various platforms. During the year ended December 31, 2009, more than $554.7 million in investor equity was raised for these sponsored investment programs. As of December 31, 2009, the Company has more than $5.7 billion of assets under management related to the various programs that it sponsors. The Company has completed transaction acquisition and disposition volume totaling approximately $12.3 billion on behalf of more than 55,000 program investors since 1998.
     Investment management products are distributed through the Company’s broker-dealer subsidiary, Grubb & Ellis Securities Inc. (“GBE Securities”). GBE Securities is registered with the SEC, the Financial Industry Regulatory Authority and all 50 states. GBE Securities has agreements with an extensive network of broker dealers with selling relationships providing access to thousands of licensed registered representatives. Part of the Company’s strategy is to expand its network of broker-dealers to increase the amount of equity that it raises in its various investment programs.
     The Company and Grubb & Ellis Equity Advisors, LLC, a subsidiary of the Company, sponsor and advise public non-traded REITs that are registered with the SEC but are not listed on a national securities exchange like a traded REIT. According to the published Stanger Report, Winter 2010, by Robert A. Stanger and Co., an independent investment banking firm, approximately $6.7 billion was raised in the non-traded REIT sector in 2009. As of December 31, 2009, the Company sponsors two demographically focused programs that are actively raising capital, Grubb & Ellis Healthcare REIT II, Inc. and Grubb & Ellis Apartment REIT, Inc. In addition, the Company raised equity for and provided advisory services to Grubb & Ellis Healthcare REIT, Inc. (now Healthcare Trust of America, Inc.) until August 28, 2009 and September 20, 2009, respectively. Public non-traded REITs sponsored or advised by the Company and its affiliates raised $536.9 million in combined capital in 2009.
     In 2008, the Company started a family of U.S. and global open end mutual funds that focus on real estate securities and manage private investment funds exclusively for qualified investors through its 51% ownership in Grubb & Ellis Alesco Global Advisors, LLC (“Alesco”). The Company, through its subsidiary, Alesco, serves as general partner and investment advisor to one limited partnership and as investment advisor to three mutual funds as of December 31, 2009. One of the limited partnerships, Grubb & Ellis AGA Real Estate Investment Fund LP, is required to be consolidated in accordance with the Consolidation Topic. As of December 31, 2009, Alesco had $8.0 million of investment funds under management.
     In mid-2009, the Company formed Energy & Infrastructure Advisors, LLC, a joint venture between Grubb & Ellis and the Meridian Companies that intends to sponsor retail and institutional products focused on investment opportunities in the energy and infrastructure sector. Grubb & Ellis Realty Investors, LLC (formerly Triple Net Properties, LLC), a subsidiary of the Company, had 146 sponsored TIC programs under management and has taken more than 60 programs full cycle (from acquisition through disposition) as of December 31, 2009.
     Through its multi-family platform, the Company provides investment management services for sponsored apartment vehicles and currently manages in excess of 13,000 apartment units through Grubb & Ellis Residential Management, Inc., the Company’s multi-family management services subsidiary.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated by reference may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or words or phrases of similar meaning. Forward-looking statements inherently involve risks and uncertainties that may cause actual results to differ materially from the forward-looking statements (“Cautionary Statements”). The risks and uncertainties include, but are not limited to, those matters addressed in this prospectus under the caption “Risk Factors” and elsewhere in this prospectus and in the incorporated documents. Such developments could have a material adverse impact on our financial position and our results of operations. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, our beliefs, expectations and intentions can change as a result of many possible events or factors, not all of which are known to us or are within our control, and a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward looking statements. Such factors, risks and uncertainties include, but are not limited to:
•	liquidity and availability of additional or continued sources of financing;

•	the continued weakening national economy in general and the commercial real estate markets in particular;

•	the continued global credit crises and capital markets disruption;

•	changes in general economic and business conditions, including interest rates, the cost and availability of financing of capital for investment in real estate, clients’ willingness to make real estate commitments and other factors impacting the value of real estate assets;

•	our ability to retain major clients and renew related contracts;

•	our ability to return advisory and management contracts on sponsored REIT and TIC programs, respectively;

•	the failure of properties sponsored or managed by us to perform as anticipated;

•	our exposure to liabilities in connection with sponsored investment programs;

•	our ability to compete in specific geographic markets or business segments that are material to us;

•	the contraction of the TIC market;

•	declining values of real assets and distributions on our programs;

•	significant variability in our results of operations among quarters;

•	our ability to retain our senior management and attract and retain qualified and experienced employees;

•	our ability to comply with the laws and regulations applicable to real estate brokerage investment syndication and mortgage transactions;

•	our potential liability under loan guarantees in connection with investment programs;

•	our ability to sign and retain selling agreements;

•	our exposure to liabilities in connection with real estate brokerage, real estate and property management activities;

•	changes in the key components of revenue growth for large commercial real estate services companies;

•	reliance of companies on outsourcing for their commercial real estate needs;

•	liquidity and availability of additional or continued sources of financing for the Company’s investment programs;

•	trends in use of large, full-service real estate providers;

•	diversification of our client base;

•	improvements in operating efficiency;

•	protection of our brand;

•	trends in pricing for commercial real estate services;

•	the effect of implementation of new tax and accounting rules and standards; and

•	the other risks identified in this prospectus.
     You should carefully consider these and other factors, risks and uncertainties before you make an investment decision with respect to our 12% Preferred Stock or our Common Stock.

RISK FACTORS
     A purchase of our shares of our 12% Preferred Stock and our Common Stock involves a high degree of risk. Before you invest in our Common Stock, you should be aware that there are various risks, including those described below, which could affect the value of your investment in the future. The trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. The Risk Factors described in this section, as well as any cautionary language in this prospectus and the documents incorporated by reference herein, provide examples of risks, uncertainties and events that could have a material adverse effect on our business, including our operating results and financial condition. This prospectus and the documents incorporated by reference herein also contain forward-looking statements that involve risks and uncertainties. These risks could cause our actual results to differ materially from the expectations that we describe in our forward-looking statements. You should carefully consider the risks described below and the risk factors included in our Annual Report on Form 10-K/A for the year ended December 31, 2009, as well as the other information included or incorporated by reference in this prospectus, before making an investment decision.
Risks Related to the Company’s Business in General
The ongoing downturn in the general economy and the real estate market has negatively impacted and could continue to negatively impact the Company’s business and financial results.
     Periods of economic slowdown or recession, significantly reduced access to credit, declining employment levels, decreasing demand for real estate, declining real estate values or the perception that any of these events may occur, can reduce transaction volumes or demand for services for each of our business lines. The current recession and the downturn in the real estate market have resulted in and may continue to result in:
•	a decline in acquisition, disposition and leasing activity;

•	a decline in the supply of capital invested in commercial real estate;

•	a decline in fees collected from investment management programs, which are dependent upon demand for investment in commercial real estate; and

•	a decline in the value of real estate and in rental rates, which would cause the Company to realize lower revenue from:
•	property management fees, which in certain cases are calculated as a percentage of the revenue of the property under management; and

•	commissions or fees derived from property valuation, sales and leasing, which are typically based on the value, sale price or lease revenue commitment, respectively.
     The declining real estate market in the United States, the availability and cost of credit, increased unemployment, volatile oil prices, declining consumer confidence and the instability of United States banking and financial institutions, have contributed to increased volatility, an overall economic slowdown and diminished expectations for the economy and markets going forward. The fragile state of the credit markets, the fear of a global recession for an extended period and the current economic environment have impacted real estate services and investment management firms like ours through reduced transaction volumes, falling transaction values, lower real estate valuations, liquidity restrictions, market volatility, and the loss of confidence. As a consequence, similar to other real estate services and investment management firms, our stock price has declined significantly.
     Due to the economic downturn, it may take us longer to dispose of real estate assets and investments and the selling prices may be lower than originally anticipated. If this occurs, fees from transaction services will be reduced. In addition, the performance of certain properties in the investment management portfolio may be negatively impacted, which would likewise affect our fees. As a result, the carrying value of certain of our real estate investments may become impaired and we could record losses as a result of such impairment or we could experience reduced profitability related to declines in real estate values. Pursuant to the requirements of the Property, Plant, and Equipment Topic, the Company assesses the value of its assets and real estate investments. This valuation review resulted in the Company recognizing an impairment charge of approximately $24.0 million against the carrying value of the properties and real estate investments during the year ended December 31, 2009.
     We are not able to predict the severity or duration of the current adverse economic environment or the disruption in the financial markets. The real estate market tends to be cyclical and related to the condition of the overall economy and to the perceptions of investors, developers and other market participants as to the economic outlook. The ongoing downturn in the general economy and the real estate market has negatively impacted and could continue to negatively impact the Company’s business and results of operations.

The ongoing adverse conditions in the credit markets and the risk of continued market deterioration have adversely affected the Company’s revenues, expenses and operating results and may continue to do so.
     Our segments are sensitive to credit cost and availability as well as market place liquidity. In addition, the revenues in all our businesses are dependent to some extent on overall volume of activity and pricing in the commercial real estate market. In 2008 and 2009, the credit markets experienced an unprecedented level of disruption and uncertainty. This disruption and uncertainty has reduced the availability and significantly increased the cost of most sources of funding. In certain cases, sources of funding have been eliminated.
     Disruptions in the credit markets have adversely affected, and may continue to adversely affect, our business of providing services to owners, purchasers, sellers, investors and occupants of real estate in connection with acquisitions, dispositions and leasing of real property. If our clients are unable to obtain credit on favorable terms, there will be fewer completed acquisitions, dispositions and leases of property. In addition, if purchasers of real estate are not able to obtain favorable financing resulting in a lack of disposition opportunities for funds whom we act as advisor, our fee revenues will decline and we may also experience losses on real estate held for investment.
     The recent decline in real estate values and the inability to obtain financing has either eliminated or severely reduced the availability of the Company’s historical funding sources for its investment management programs, and to the extent credit remains available for these programs, it is currently more expensive. The Company may not be able to continue to access sources of funding for its investment management programs or, if available to the Company, the Company may not be able to do so on favorable terms. Any decision by lenders to make additional funds available to the Company in the future for its investment management programs will depend upon a number of factors, such as industry and market trends in our business, the lenders’ own resources and policies concerning loans and investments, and the relative attractiveness of alternative investment or lending opportunities.
     The depth and duration of the current credit market and liquidity disruptions are impossible to predict. In fact, the magnitude of the recent credit market disruption has exceeded the expectations of most if not all market participants. This uncertainty limits the Company’s ability to develop future business plans and the Company believes that it limits the ability of other participants in the credit markets and the real estate markets to do so as well. This uncertainty may lead market participants to act more conservatively than in recent history, which may continue to depress demand and pricing in our markets.
We experienced additional, unanticipated costs and may have additional risk and further costs as a result of the restatement of our financial statements.
     As a result of the restatement in 2009 of certain audited and unaudited financial data, and the special investigation in connection therewith, we incurred substantial, additional unanticipated costs for accounting and legal fees. The restatement and special investigation was also time-consuming and affected management’s attention and resources. Further, there are no assurances that we will not become involved in legal proceedings in the future in relation to these restatements. In connection with any such potential proceedings, any incurred expenses not covered by available insurance or any adverse resolution could have a material adverse effect on the Company. Any such future legal proceedings could also be time-consuming and distract our management from the conduct of our business.
The Company’s ability to access credit and capital markets may be adversely affected by factors beyond its control, including turmoil in the financial services industry, volatility in financial markets and general economic downturns.
     There can be no assurances that the Company’s anticipated cash flow from operations will be sufficient to meet all of the Company’s cash requirements. The Company intends to continue to make investments to support the Company’s business growth and may require additional funds to respond to business challenges. The Company has historically relied upon access to the credit markets from time to time as a source of liquidity for the portion of its working capital requirements not provided by cash from operations. The Company used a significant portion of the net proceeds from the sale of the 12% Preferred Stock to pay off and terminate the Credit Facility and has not secured a new credit facility or line or credit with which to borrow funds. Market disruptions such as those currently being experienced in the United States and other countries may increase the Company’s cost of borrowing or adversely affect the Company’s ability to access sources of capital. These disruptions include turmoil in the financial services and real estate industries, including substantial uncertainty surrounding particular lending institutions, and general economic downturns. If the Company is unable to access credit at competitive rates or at all, or if its short-term or long-term borrowing costs dramatically increase, the Company’s ability to finance its operations, meet its short-term obligations and implement its operating strategy could be adversely affected.
The TIC business in general, from which the Company has historically generated significant revenues, materially contracted in

2009.
     The Company has historically generated significant revenues from fees earned through the transaction structuring and property management of its TIC Programs. In 2009, however, with the nationwide decline in real estate values and the global credit crisis, the TIC industry contracted significantly. According to data from OMNI Research & Consulting, approximately $3.7 billion of TIC equity was raised in 2006. In 2009, the amount of TIC equity raised declined by approximately 94% to $228.7 million. As the Company has historically generated a significant amount of revenue from its TIC operations, the rapid and steep decline in this industry may have a material, adverse effect on the Company’s business and results of operations if it is unable to generate revenues in its other business segments, of which there can be no assurances, to make up for the loss of TIC-related revenues. The Company does not anticipate the TIC market to recover in the near term.
The decline in value of many of the properties purchased by TIC and real estate fund investors in the Company’s sponsored programs as a result of the downturn in the real estate market, and the potential loss of investor equity in these programs, may negatively affect the Company’s reputation and ability to sell future sponsored programs.
     The declining real estate market has resulted in declining values for many of the properties purchased by investors in the Company’s sponsored TIC and real estate fund programs. In addition, the lack of available credit has negatively impacted the ability to refinance these properties at loan maturity. As a consequence, the TIC and fund program investors may be forced to dispose of their properties at selling prices lower than the original purchase price. In addition, some properties may be valued at less than the outstanding loan amount and may be subject to default and foreclosure by the lender. Sales of these real estate assets at less than their original purchase price, loan defaults or foreclosures will result in the loss of investor equity. Losses by investors may negatively affect the reputation of the Company’s investment management business and its ability to sell current or future sponsored programs and earn fees. Any decrease in the Company’s fees could have a material adverse effect on the Company’s business, results of operations and financial condition.
The Company is in a highly competitive business with numerous competitors, some of which may have greater financial and operational resources than it does.
     The Company competes in a variety of service disciplines within the commercial real estate industry. Each of these business areas is highly competitive on a national as well as on a regional and local level. The Company faces competition not only from other national real estate service providers, but also from global real estate service providers, boutique real estate advisory firms, consulting and appraisal firms. Depending on the product or service, the Company also faces competition from other real estate service providers, institutional lenders, insurance companies, investment banking firms, investment managers and accounting firms, some of which may have greater financial resources than the Company does. The Company is also subject to competition from other large national firms and from multi-national firms that have similar service competencies to it. Although many of the Company’s competitors are local or regional firms that are substantially smaller than it, some of its competitors are substantially larger than it on a local, regional, national or international basis. In general, there can be no assurance that the Company will be able to continue to compete effectively with respect to any of its business lines or on an overall basis, or to maintain current fee levels or margins, or maintain or increase its market share.
As a service-oriented company, the Company depends upon the retention of senior management and key personnel, and the loss of its current personnel or its failure to hire and retain additional personnel could harm its business.
     The Company’s success is dependent upon its ability to retain its executive officers and other key employees and to attract and retain highly skilled personnel. The Company believes that its future success in developing its business and maintaining a competitive position will depend in large part on its ability to identify, recruit, hire, train, retain and motivate highly skilled executive, managerial, sales, marketing and customer service personnel. Competition for these personnel is intense, and the Company may not be able to successfully recruit, assimilate or retain sufficiently qualified personnel. We use equity incentives to attract and retain our key personnel. In 2009, our stock price declined significantly, resulting in the decline in value of previously provided equity awards, which may result in an increase risk of loss of key personnel. The performance of our stock may also diminish our ability to offer attractive incentive awards to new hires. The Company’s failure to recruit and retain necessary executive, managerial, sales, marketing and customer service personnel could harm its business and its ability to obtain new customers.

The Company may expand its business to include international operations so that it may be more competitive, but in doing so it could subject the Company to social, political and economic risks of doing business in foreign countries.
     Although the Company does not currently conduct significant business outside the United States, the Company is considering an expansion of its international operations so that it may be more competitive. Currently, the Company’s lack of international capabilities sometimes places the Company at a competitive disadvantage when prospective clients are seeing one real estate services provider that can service their needs both in the United States and overseas. There can be no assurances that the Company will be able to successfully expand its business in international markets. Current global economic conditions may restrict, limit or delay the Company’s ability to expand its business into international markets or make such expansion less economically feasible. If the Company expands into international markets, circumstances and developments related to international operations that could negatively affect the Company’s business or results of operations include, but are not limited to, the following factors:
•	lack of substantial experience operating in international markets;

•	lack of recognition of the Grubb & Ellis brand name in international markets;

•	difficulties and costs of staffing and managing international operations;

•	currency restrictions, which may prevent the transfer of capital and profits to the United States;

•	diverse foreign currency fluctuations;

•	changes in regulatory requirements;

•	potentially adverse tax consequences;

•	the responsibility of complying with multiple and potentially conflicting laws;

•	the impact of regional or country-specific business cycles and economic instability;

•	the geographic, time zone, language and cultural differences among personnel in different areas of the world;

•	political instability; and

•	foreign ownership restrictions with respect to operations in certain countries.
     Additionally, the Company may establish joint ventures with foreign entities for the provision of brokerage services abroad, which may involve the purchase or sale of the Company’s equity securities or the equity securities of the joint venture participant(s). In these joint ventures, the Company may not have the right or power to direct the management and policies of the joint venture and other participants may take action contrary to the Company’s instructions or requests and against the Company’s policies and objectives. In addition, the other participants may become bankrupt or have economic or other business interests or goals that are inconsistent with the Company. If a joint venture participant acts contrary to the Company’s interest, then it could have a material adverse effect on the Company’s business and results of operations.
Failure to manage any future growth effectively may have a material adverse effect on the Company’s financial condition and results of operations.
     Management will need to successfully manage any future growth effectively. The integration and additional growth may place a significant strain upon management, administrative, operational and financial infrastructure. The Company’s ability to grow also depends upon its ability to successfully hire, train, supervise and manage additional executive officers and new employees, obtain financing for its capital needs, expand its systems effectively, allocate its human resources optimally, maintain clear lines of communication between its transactional and management functions and its finance and accounting functions, and manage the pressures on its management and administrative, operational and financial infrastructure. Additionally, managing future growth may be difficult due to the new geographic locations and business lines of the Company. There can be no assurance that the Company will be able to accurately anticipate and respond to the changing demands it will face as it integrates and continues to expand its operations, and it may not be able to manage growth effectively or to achieve growth at all. Any failure to manage the future growth effectively could have a material adverse effect on the Company’s business, financial condition and results of operations.
Risks Related to the Company’s Transaction Services and Management Services Business

The Company’s quarterly operating results are likely to fluctuate due to the seasonal nature of its business and may fail to meet expectations, which may cause the price of its securities to decline.
     Historically, the majority of the Company’s revenue has been derived from the transaction services that it provides. Such services are typically subject to seasonal fluctuations. The Company typically experienced its lowest quarterly revenue in the quarter ending March 31 of each year with higher and more consistent revenue in the quarters ending June 30 and September 30. The quarter ending December 31 has historically provided the highest quarterly level of revenue due to increased activity caused by the desire of clients to complete transactions by calendar year-end. However, the Company’s non-variable operating expenses, which are treated as expenses when incurred during the year, are relatively constant in total dollars on a quarterly basis. As a result, since a high proportion of these operating expenses are fixed, declines in revenue could disproportionately affect the Company’s operating results in a quarter. In addition, the Company’s quarterly operating results have fluctuated in the past and will likely continue to fluctuate in the future. If the Company’s quarterly operating results fail to meet expectations, the price of the Company’s securities could fluctuate or decline significantly.
If the properties that the Company manages fail to perform, then its business and results of operations could be harmed.
     The Company’s success partially depends upon the performance of the properties it manages. The Company could be adversely affected by the nonperformance of, or the deteriorating financial condition of, certain of its clients. The revenue the Company generates from its property management business is generally a percentage of aggregate rent collections from the properties. The performance of these properties will depend upon the following factors, among others, many of which are partially or completely outside of the Company’s control:
•	the Company’s ability to attract and retain creditworthy tenants;

•	the magnitude of defaults by tenants under their respective leases;

•	the Company’s ability to control operating expenses;

•	governmental regulations, local rent control or stabilization ordinances which are in, or may be put into, effect;

•	various uninsurable risks;

•	financial condition of certain clients;

•	financial conditions prevailing generally and in the areas in which these properties are located;

•	the nature and extent of competitive properties; and

•	the general real estate market.
     These or other factors may negatively impact the properties that the Company manages, which could have a material adverse effect on its business and results of operations.
If the Company fails to comply with laws and regulations applicable to real estate brokerage and mortgage transactions and other business lines, then it may incur significant financial penalties.
     Due to the broad geographic scope of the Company’s operations and the real estate services performed, the Company is subject to numerous federal, state and local laws and regulations specific to the services performed. For example, the brokerage of real estate sales and leasing transactions requires the Company to maintain brokerage licenses in each state in which it operates. If the Company fails to maintain its licenses or conducts brokerage activities without a license or violates any of the regulations applicable to its licenses, then it may be required to pay fines (including treble damages in certain states) or return commissions received or have its licenses suspended or revoked. In addition, because the size and scope of real estate sales transactions have increased significantly during the past several years, both the difficulty of ensuring compliance with the numerous state licensing regimes and the possible loss resulting from non-compliance have increased. Furthermore, the laws and regulations applicable to the Company’s business, both in the United States and in foreign countries, also may change in ways that increase the costs of compliance. The failure to comply with both foreign and domestic regulations could result in significant financial penalties which could have a material adverse effect on the Company’s business and results of operations.

The Company may have liabilities in connection with real estate brokerage and property and facilities management activities.
     As a licensed real estate broker, the Company and its licensed employees and independent contractors that work for it are subject to statutory due diligence, disclosure and standard-of-care obligations. Failure to fulfill these obligations could subject the Company or its employees to litigation from parties who purchased, sold or leased properties that the Company or they brokered or managed. The Company could become subject to claims by participants in real estate sales, as well as building owners and companies for whom the Company provides management services, claiming that the Company did not fulfill its statutory obligations as a broker.
     In addition, in the Company’s property and facilities management businesses, it hires and supervises third-party contractors to provide construction and engineering services for its managed properties. While the Company’s role is limited to that of a supervisor, the Company may be subject to claims for construction defects or other similar actions. Adverse outcomes of property and facilities management litigation could have a material adverse effect on the Company’s business, financial condition and results of operations.
Environmental regulations may adversely impact the Company’s business and/or cause the Company to incur costs for cleanup of hazardous substances or wastes or other environmental liabilities.
     Federal, state and local laws and regulations impose various environmental zoning restrictions, use controls, and disclosure obligations which impact the management, development, use, and/or sale of real estate. Such laws and regulations tend to discourage sales and leasing activities, as well as mortgage lending availability, with respect to some properties. A decrease or delay in such transactions may adversely affect the results of operations and financial condition of the Company’s real estate brokerage business. In addition, a failure by the Company to disclose environmental concerns in connection with a real estate transaction may subject it to liability to a buyer or lessee of property.
     In addition, in its role as a property manager, the Company could incur liability under environmental laws for the investigation or remediation of hazardous or toxic substances or wastes at properties it currently or formerly managed, or at off-site locations where wastes from such properties were disposed. Such liability can be imposed without regard for the lawfulness of the original disposal activity, or the Company’s knowledge of, or fault for, the release or contamination. Further, liability under some of these laws may be joint and several, meaning that one liable party could be held responsible for all costs related to a contaminated site. The Company could also be held liable for property damage or personal injury claims alleged to result from environmental contamination, or from asbestos-containing materials or lead-based paint present at the properties it manages. Insurance for such matters may not be available or sufficient.
     Certain requirements governing the removal or encapsulation of asbestos-containing materials, as well as recently enacted local ordinances obligating property managers to inspect for and remove lead-based paint in certain buildings, could increase the Company’s costs of legal compliance and potentially subject it to violations or claims. Although such costs have not had a material impact on its financial results or competitive position during fiscal year 2007, 2008 or 2009, the enactment of additional regulations, or more stringent enforcement of existing regulations, could cause it to incur significant costs in the future, and/or adversely impact its brokerage and management services businesses.
Risks Related to the Company’s Investment Management and Broker-Dealer Business
Declines in asset value, reductions in distributions in investment programs or loss of properties to foreclosure could adversely affect the Company business, as it could cause harm to the Company’s reputation, cause the loss of management contracts and third-party broker-dealer selling agreements, limit the Company’s ability to sign future third-party broker-dealer selling agreements and potentially expose the Company to legal liability.
     The current market value of many of the properties owned through the Company’s investment programs have decreased as a result of the overall decline in the economy and commercial real estate markets. In addition, there have been reductions in distributions in numerous investment programs in 2008 and 2009, in many instances to a zero percent distribution rate. Significant declines in value and reductions in distributions in the investment programs sponsored by the Company could adversely affect the Company’s reputation and the Company’s ability to attract investors for future investment programs. In addition, significant declines in value and reductions in distributions could cause the Company to lose asset and property management contracts for its investment management programs, cause the Company to lose third-party broker-dealer selling agreements for existing investment programs, including its REITs, and limit the Company’s ability to sign future third-party broker-dealer agreements. The loss of value may be significant enough to cause certain investment programs to go into foreclosure or result in a complete loss of equity for program investors. Significant losses in asset value and investor equity and reductions in distributions increase the risk of claims or legal actions by program investors. Any such legal liability could result in further damage to the Company’s reputation, loss of third-party broker-dealer selling agreements and incurrence of legal expenses which could have a material adverse effect on the Company’s business, results of operations and financial condition.

The Company currently provides its Investment Management services primarily to its investment programs. Its revenue depends on the number of its programs, on the price of the properties acquired or disposed, and on the revenue generated by the properties under its management.
     The Company derives fees for Investment Management services based on a percentage of the price of the properties acquired or disposed of by its programs and for management services based on a percentage of the rental amounts of the properties in its programs. The Company is responsible for the management of all of the properties owned by its programs, but as of December 31, 2009 it had subcontracted the property management of approximately 11.0% of its programs’ office, medical office and healthcare related facilities and retail properties (based on square footage) and 16.3% of its programs’ multi-family apartment units to third parties. For REITs, investment decisions are controlled by the Board of Directors of REITs that are independent of the Company. Investment decisions of these Boards affect the fees earned by the Company. As a result, if any of the Company’s programs are unsuccessful, its Investment Management services fees will be reduced, if any are paid at all. In addition, failure of the Company’s programs to provide competitive investment returns could significantly impair its ability to market future programs. The Company’s inability to spread risk among a large number of programs could cause it to be over-reliant on a limited number of programs for its revenues. There can be no assurance that the Company will maintain current levels of transaction and management services for its programs’ properties.
The Company may be required to repay loans the Company guaranteed that were used to finance properties acquired by the Company’s programs.
     From time to time the Company or its investment management subsidiaries provided guarantees of loans for properties under management. As of December 31, 2009, there were 146 properties under management with loan guarantees of approximately $3.6 billion in total principal outstanding with terms ranging from 1 to 10 years, secured by properties with a total aggregate purchase price of approximately $4.8 billion as of December 31, 2009. The Company’s guarantees consisted of non-recourse/carve-out guarantees of debt of properties under management, non-recourse/carve-out guarantees of the Company’s debt, recourse guarantees of debt of properties under management and recourse guarantees of the Company’s debt.
     A “non-recourse/carve-out” guarantee imposes personal liability on the guarantor in the event the borrower engages in certain acts prohibited by the loan documents. Each non-recourse carve-out guarantee is an individual document entered into with the mortgage lender in connection with the purchase or refinance of an individual property. While there is not a standard document evidencing these guarantees, liability under the non-recourse carve-out guarantees generally may be triggered by, among other things, any or all of the following:
•	a voluntary bankruptcy or similar insolvency proceeding of any borrower;

•	a “transfer” of the property or any interest therein in violation of the loan documents;

•	a violation by any borrower of the special purpose entity requirements set forth in the loan documents;

•	any fraud or material misrepresentation by any borrower or any guarantor in connection with the loan;

•	the gross negligence or willful misconduct by any borrower in connection with the property, the loan or any obligation under the loan documents;

•	the misapplication, misappropriation or conversion of (i) any rents, security deposits, proceeds or other funds, (ii) any insurance proceeds paid by reason of any loss, damage or destruction to the property, and (iii) any awards or other amounts received in connection with the condemnation of all or a portion of the property;

•	any waste of the property caused by acts or omissions of any borrower or the removal or disposal of any portion of the property after an event of default under the loan documents; and

•	the breach of any obligations set forth in an environmental or hazardous substances indemnification agreement from any borrower.
     Certain violations (typically the first three listed above) render the entire debt balance recourse to the guarantor regardless of the actual damage incurred by the lender, while the liability for other violations is limited to the damages incurred by the lender. Notice and cure provisions vary between guarantees. Generally the guarantor irrevocably and unconditionally guarantees to the lender the payment and performance of the guaranteed obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration or maturity or otherwise, and the guarantor covenants and agrees that it is liable for the guaranteed obligations as a primary obligor. As of December 31, 2009, to the best of the Company’s knowledge, there is no amount of debt owed by the Company as a result of the borrowers engaging in prohibited acts.
     In addition, the consolidated variable interest entities (“VIEs”) and unconsolidated VIEs are jointly and severally liable on the non-recourse mortgage debt related to the interests in the Company’s TIC investments totaling $277.0 million and $154.8 million as of December 31, 2009, respectively.
     As property values and performance decline, the risk of exposure under these guarantees increases. Management initially evaluates these guarantees to determine if the guarantee meets the criteria required to record a liability in accordance with the Guarantees Topic. As of December 31, 2009 and 2008, the Company had recourse guarantees of $33.9 million and $42.4 million, respectively, relating to debt of properties under management. As of December 31, 2009, approximately $9.8 million of these recourse guarantees relate to debt that has matured or is not currently in compliance with certain loan covenants. In evaluating the potential liability relating to such guarantees, the Company considers factors such as the value of the properties secured by the debt, the likelihood that the lender will call the guarantee in light of the current debt service and other factors. As of December 31, 2009 and 2008, the Company recorded a liability of $3.8 million and $9.1 million, respectively, related to its estimate of probable loss related to recourse guarantees of debt of properties under management which matured in January and April 2009.
     Our evaluation of the potential liability may prove to be inaccurate and liabilities may exceed estimates. In the event that actual losses materially exceed estimates, individual investment management subsidiaries may not be able to pay such obligations as they become due. Failure of any investment management subsidiary to pay its debts as they become due would likely have a materially negative impact on the ongoing business of the Company, and the investment management operations in particular.
The Company may be unable to grow its investment programs, which would cause it to fail to satisfy its business strategy.
     A significant element of the Company business strategy is the growth in the size and number of its investment programs. The success of each investment program will depend on raising adequate capital for the investment, identifying appropriate assets for acquisition and effectively and efficiently closing the transactions. There can be no assurance that the Company will be able to identify and invest in additional properties or will be able to raise adequate capital to grow or launch new programs in the future. If the Company is unable to grow its existing vehicles or consummate new programs in the future, growth of the revenue it receives from transaction and management services may be negatively affected.
The revenue streams from the Company’s management services for sponsored programs are subject to limitation or cancellation.
     The agreements under which the Company provides advisory and management services to public non-traded REITs that the Company has sponsored may generally be terminated by each REIT’s independent Board of Directors following a notice period, with or without cause. The Company cannot assure you that these agreements will not be terminated. Grubb & Ellis Healthcare REIT, Inc. (now Healthcare Trust of America, Inc. as of August 31, 2009) did not renew its Advisory Agreement with a subsidiary of the Company upon the termination of the Advisory Agreement on September 20, 2009 and, as a result, the Company’s asset and property management fees have been reduced.
     The management agreements under which the Company provides property management services to its sponsored TIC programs may generally be terminated by a single TIC investor with cause upon 30 days notice or without cause annually upon renewal. Appointment of a new property manager requires unanimous agreement of the TIC investors and, generally, the approval of the lender. The Company has received termination notices on approximately one-third of its managed TIC properties resulting in the termination of one property management agreement during 2009. Although the Company is disputing these terminations, it is not likely that the Company will be able to retain all of the management contracts for these properties. Loss of a significant number of contracts and fees could have a material adverse effect on the Company’s business, results of operations and financial condition.
The inability to access investors for the Company’s programs through broker-dealers or other intermediaries could have a material adverse effect on its business.
     The Company’s ability to source capital for its programs depends significantly on access to the client base of securities broker-dealers and other financial investment intermediaries that may offer competing investment products. The Company believes that its future success in developing its business and maintaining a competitive position will depend in large part on its ability to continue to maintain these relationships as well as finding additional securities broker-dealers to facilitate offerings by its programs or to find investors for the Company’s REITs, TIC Programs and other investment programs. The Company cannot be sure that it will continue to gain access to these channels. In addition, competition for capital is intense and the Company may not be able to obtain the capital required to complete a program. The inability to have this access could have a material adverse effect on its business and results of operations.
The termination of any of the Company’s broker-dealer relationships, especially given the limited number of key broker-dealers, could have a material adverse effect on its business.
     The Company’s securities programs are sold through third-party broker-dealers who are members of its selling group. While the Company has established relationships with its selling group, it is required to enter into a new agreement with each member of the selling group for each new program it offers. In addition, the Company’s programs may be removed from a selling broker-dealer’s approved program list at any time for any reason. The Company cannot assure you of the continued participation of existing members of its selling group nor can the Company make an assurance that its selling group will expand. While the Company seeks to diversify and add new investment channels for its programs, a significant portion of the growth in recent years in the TIC and REIT programs it sponsors has been as a result of capital raised by a relatively limited number of broker-dealers. Loss of any of these key broker-dealer relationships, or the failure to develop new relationships to cover the Company’s expanding business through new investment channels, could have a material adverse effect on its business and results of operations.
Misconduct by third-party selling broker-dealers or the Company’s sales force, could have a material adverse effect on its business.
     The Company relies on selling broker-dealers and the Company’s sales force to properly offer its securities programs to customers in compliance with its selling agreements and with applicable regulatory requirements. While these persons are responsible for their activities as registered broker-dealers, their actions may nonetheless result in complaints or legal or regulatory action against the Company.
A significant amount of the Company’s programs are structured to provide favorable tax treatment to investors or REITs. If a program fails to satisfy the requirements necessary to permit this favorable tax treatment, the Company could be subject to claims by investors and its reputation for structuring these transactions would be negatively affected, which would have an adverse effect on its financial condition and results of operations.
     The Company structures TIC Programs and public non-traded REITs to provide favorable tax treatment to investors. For example, its TIC investors are able to defer the recognition of gain on sale of investment or business property if they enter into a 1031 exchange. Similarly, qualified REITs generally are not subject to federal income tax at corporate rates, which permits REITs to make larger distributions to investors (i.e. without reduction for federal income tax imposed at the corporate level). If the Company fails to properly structure a TIC transaction or if a REIT fails to satisfy the complex requirements for qualification and taxation as a REIT under the Internal Revenue Code, the Company could be subject to claims by investors as a result of additional tax they may be required to pay or because they are unable to receive the distributions they expected at the time they made their investment. In addition, any failure to satisfy applicable tax regulations in structuring its programs would negatively affect the Company’s reputation, which would in turn affect its ability to earn additional fees from new programs. Claims by investors could lead to losses and any reduction in the Company’s fees would have a material adverse effect on its revenues.
Any future co-investment activities the Company undertakes could subject it to real estate investment risks which could lead to the need for substantial capital contributions, which may impact its cash flows and financial condition and, if it is unable to make them, could damage its reputation and result in adverse consequences to its holdings.
     The Company may from time to time invest its capital in certain real estate investments with other real estate firms or with institutional investors such as pension plans. Any co-investment will generally require the Company to make initial capital contributions, and some co-investment entities may request additional capital from the Company and its subsidiaries holding investments in those assets. These contributions could adversely impact the Company’s cash flows and financial condition. Moreover, the failure to provide these contributions could have adverse consequences to the Company’s interests in these investments. These adverse consequences could include damage to the Company’s reputation with its co-investment partners as well as dilution of ownership and the necessity of obtaining alternative funding from other sources that may be on disadvantageous terms, if available at all.

Geographic concentration of program properties may expose the Company’s programs to regional economic downturns that could adversely impact their operations and, as a result, the fees the Company is able to generate from them, including fees on disposition of the properties as the Company may be limited in its ability to dispose of properties in a challenging real estate market.
     The Company’s programs generally focus on acquiring assets satisfying particular investment criteria, such as type or quality of tenants. There is generally no or little focus on the geographic location of a particular property. The Company cannot guarantee, however, that its programs will have, or will be able to maintain, a significant amount of geographic diversity. Although the Company’s property programs are located in 29 states, a majority of these properties (by square footage) are located in Texas, Georgia, North Carolina, Florida and California. Geographic concentration of properties exposes the Company’s programs to economic downturns in the areas where the properties are located. A regional recession or other major, localized economic disruption in a region, such as earthquakes and hurricanes, in any of these areas could adversely affect the Company’s programs’ ability to generate or increase their operating revenues, attract new tenants or dispose of unproductive properties. Any reduction in program revenues would effectively reduce the fees the Company generates from them, which would adversely affect the Company’s results of operations and financial condition.
If third-party managers providing property management services for the Company’s programs’ office, medical office and healthcare related facilities, retail and multi-family properties are negligent in their performance of, or default on, their management obligations, the tenants may not renew their leases or the Company may become subject to unforeseen liabilities. If this occurs, it could have an adverse effect on the Company’s financial condition and operating results.
     The Company has entered into agreements with third-party management companies to provide property management services for a significant number of the Company’s programs’ properties, and the Company expects to enter into similar third-party management agreements with respect to properties the Company’s programs acquire in the future. The Company does not supervise these third-party managers and their personnel on a day-to-day basis and the Company cannot assure you that they will manage the Company’s programs’ properties in a manner that is consistent with their obligations under the Company’s agreements, that they will not be negligent in their performance or engage in other criminal or fraudulent activity, or that these managers will not otherwise default on their management obligations to the Company. If any of the foregoing occurs, the relationships with the Company’s programs’ tenants could be damaged, which may cause the tenants not to renew their leases, and the Company could incur liabilities resulting from loss or injury to the properties or to persons at the properties. If the Company is unable to lease the properties or the Company becomes subject to significant liabilities as a result of third-party management performance issues, the Company’s operating results and financial condition could be substantially harmed.
The Company or its new programs may be required to incur future indebtedness to raise sufficient funds to purchase properties.
     One of the Company’s business strategies is to develop new investment programs. The development of a new program requires the identification and subsequent acquisition of properties when the opportunity arises. In some instances, in order to effectively and efficiently complete a program, the Company may provide deposits for the acquisition of property or actually purchase the property and warehouse it temporarily for the program. If the Company does not have cash on hand available to pay these deposits or fund an acquisition, the Company or the Company’s programs may be required to incur additional indebtedness, which indebtedness may not be available on acceptable terms. If the Company incurs substantial debt, the Company could lose its interests in any properties that have been provided as collateral for any secured borrowing, or the Company could lose its assets if the debt is recourse to it. In addition, the Company’s cash flow from operations may not be sufficient to repay these obligations upon their maturity, making it necessary for the Company to raise additional capital or dispose of some of its assets. The Company cannot assure you that it will be able to borrow additional debt on satisfactory terms, or at all.
Future pressures to lower, waive or credit back the Company’s fees could reduce the Company’s revenue and profitability.
     The Company has on occasion waived or credited its fees for real estate acquisitions, financings, dispositions and management fees for the Company’s TIC Programs to improve projected investment returns and attract TIC investors. There has also been a trend toward lower fees in some segments of the third-party asset management business, and fees paid for the management of properties in the Company’s TIC Programs or public non-traded REITs could follow these trends. In order for the Company to maintain its fee structure in a competitive environment, the Company must be able to provide clients with investment returns and service that will encourage them to be willing to pay such fees. The Company cannot assure you that it will be able to maintain its current fee structures. Fee reductions on existing or future new business could have a material adverse impact on the Company’s revenue and profitability.

Regulatory uncertainties related to the Company’s broker-dealer services could harm the Company’s business.
     The securities industry in the United States is subject to extensive regulation under both federal and state laws. Broker-dealers are subject to regulations covering all aspects of the securities business. The SEC, FINRA, and other self-regulatory organizations and state securities commissions can censure, fine, issue cease-and-desist orders to, suspend or expel a broker-dealer or any of its officers or employees. The ability to comply with applicable laws and rules is largely dependent on an internal system to ensure compliance, as well as the ability to attract and retain qualified compliance personnel. The Company could be subject to disciplinary or other actions in the future due to claimed noncompliance with these securities regulations, which could have a material adverse effect on the Company’s operations and profitability.
The Company depends upon its programs’ tenants to pay rent, and their inability to pay rent may substantially reduce certain fees the Company receives which are based on gross rental amounts.
     The Company’s programs are subject to varying degrees of risk that generally arise from the ownership of real estate. For example, the income that the Company is able to generate from management fees is derived from the gross rental income on the properties in its programs. The rental income depends upon the ability of the tenants of the Company’s programs’ properties to generate enough income to make their lease payments. Changes beyond the Company’s control may adversely affect the tenants’ ability to make lease payments or could require them to terminate their leases. Either an inability to make lease payments or a termination of one or more leases could reduce the management fees the Company receives. These changes include, among others, the following:
•	downturns in national or regional economic conditions where the Company’s programs’ properties are located, which generally will negatively impact the demand and rental rates;

•	changes in local market conditions such as an oversupply of properties, including space available by sublease or new construction, or a reduction in demand for properties in the Company’s programs, making it more difficult for the Company’s programs to lease space at attractive rental rates or at all;

•	competition from other available properties, which could cause the Company’s programs to lose current or prospective tenants or cause them to reduce rental rates; and

•	changes in federal, state or local regulations and controls affecting rents, prices of goods, interest rates, fuel and energy consumption.
     Due to these changes, among others, tenants and lease guarantors, if any, may be unable to make their lease payments.
     Defaults by tenants or the failure of any lease guarantors to fulfill their obligations, or other early termination of a lease could, depending upon the size of the leased premises and the Company’s ability as property manager to successfully find a substitute tenant, have a material adverse effect on the Company’s revenue.
Conflicts of interest inherent in transactions between the Company’s programs and the Company, and among its programs, could create liability for the Company that could have a material adverse effect on its results of operations and financial condition.
     These conflicts include but are not limited to the following:
•	the Company experiences conflicts of interests with certain of its directors, officers and affiliates from time to time with regard to any of its investments, transactions and agreements in which it holds a direct or indirect pecuniary interest;

•	since the Company receives both management fees and acquisition and disposition fees for its programs’ properties, the Company could be in conflict with its programs over whether their properties should be sold or held by the program and the Company may make decisions or take actions based on factors other than in the best interest of investors of a particular sponsored investor program;

•	a component of the compensation of certain of the Company’s executives is based on the performance of particular programs, which could cause the executives to favor those programs over others;

•	the Company may face conflicts of interests as to how it allocates property acquisition opportunities or prospective tenants among competing programs;

•	the Company may face conflicts of interests if programs sell properties to each other or invest in each other; and

•	the Company’s executive officers will devote only as much of their time to a program as they determine is reasonably required, which may be substantially less than full time; during times of intense activity in other programs, these officers may devote less time and fewer resources to a program than are necessary or appropriate to manage the program’s business.
     The Company cannot assure you that one or more of these conflicts will not result in claims by investors in its programs, which could have a material adverse effect on its results of operations and financial condition.
The offerings conducted to raise capital for the Company’s TIC Programs are done in reliance on exemptions from the registration requirements of the Securities Act. A failure to satisfy the requirements for the appropriate exemption could void the offering or, if it is already completed, provide the investors with rescission rights, either of which would have a material adverse effect on the Company’s reputation and as a result its business and results of operations.
     The securities of the Company’s TIC Programs are offered and sold in reliance upon a private placement offering exemption from registration under the Securities Act and applicable state securities laws. If the Company or its dealer-manager failed to comply with the requirements of the relevant exemption and an offering was in process, the Company may have to terminate the offering. If an offering was completed, the investors may have the right, if they so desired, to rescind their purchase of the securities. A rescission offer could also be required under applicable state securities laws and regulations in states where any securities were offered without registration or qualification pursuant to a private offering or other exemption. If a number of holders sought rescission at one time, the applicable program would be required to make significant payments which could adversely affect its business and as a result, the fees generated by the Company from such program. If one of the Company’s programs was forced to terminate an offering before it was completed or to make a rescission offer, the Company’s reputation would also likely be significantly harmed. Any reduction in fees as a result of a rescission offer or a loss of reputation would have a material adverse effect on the Company’s business and results of operations.
The inability to identify suitable refinance options may negatively impact investment program performance and cause harm to the Company’s reputation, cause the loss of management contracts and third-party broker-dealer selling agreements, limit the Company’s ability to sign future third-party broker-dealer selling agreements and potentially expose the Company to legal liability.
     The availability of real estate financing has greatly diminished over the past few years as a result of the global credit crisis and overall decline in the real estate market. As a result, the Company may not be able to refinance some or all of the loans maturing in its investment management portfolio. Failure to obtain suitable refinance options may have a negative impact on investment returns and may potentially cause investments to go into foreclosure or result in a complete loss of equity for program investors. Any such negative impact on distributions, foreclosure or loss of equity in an investment program could adversely affect the Company’s reputation and the Company’s ability to attract investors for future investment programs. In addition, it could cause the Company to lose asset and property management contracts, cause the Company to lose third-party broker-dealer selling agreements for existing investment programs, including its REITs, and limit the Company’s ability to sign future third-party broker-dealer agreements. Significant losses in investor equity and reductions in distributions increase the risk of claims or legal actions by program investors. Any such legal liability could result in damage to the Company’s reputation, loss of third-party broker-dealer selling agreements and incurrence of legal expenses which could have a material adverse effect on the Company’s business, results of operations and financial condition.
An increase in interest rates may negatively affect the equity value of the Company’s programs or cause the Company to lose potential investors to alternative investments, causing the fees that the Company receives for transaction and management services to be reduced.
     Although in the last two years, interest rates in the United States have generally decreased, if interest rates were to rise, the Company’s financing costs would likely rise and the Company’s net yield to investors may decline. This downward pressure on net yields to investors in the Company’s programs could compare poorly to rising yields on alternative investments. Additionally, as interest rates rise, valuations of commercial real estate properties typically decline. A decrease in both the attractiveness of the Company’s programs and the value of assets held by these programs could cause a decrease in both transaction and management services revenues, which would have an adverse effect on the Company’s results of operations.

Increasing competition for the acquisition of real estate may impede the Company’s ability to make future acquisitions which would reduce the fees the Company generates from these programs and could adversely affect the Company’s operating results and financial condition.
     The commercial real estate industry is highly competitive on an international, national and regional level. The Company’s programs face competition from REITs, institutional pension plans, and other public and private real estate companies and private real estate investors for the acquisition of properties and for raising capital to create programs to make these acquisitions. Competition may prevent the Company’s programs from acquiring desirable properties or increase the price they must pay for real estate. In addition, the number of entities and the amount of funds competing for suitable investment properties may increase, resulting in increased demand and increased prices paid for these properties. If the Company’s programs pay higher prices for properties, investors may experience a lower return on investment and be less inclined to invest in the Company’s next program which may decrease the Company’s profitability. Increased competition for properties may also preclude the Company’s programs from acquiring properties that would generate the most attractive returns to investors or may reduce the number of properties the Company’s programs could acquire, which could have an adverse effect on the Company’s business.
Illiquidity of real estate investments could significantly impede the Company’s ability to respond to adverse changes in the performance of the Company’s programs’ properties and harm the Company’s financial condition.
     Because real estate investments are relatively illiquid, the Company’s ability to promptly facilitate a sale of one or more properties or investments in the Company’s programs in response to changing economic, financial and investment conditions may be limited. In particular, these risks could arise from weakness in the market for a property, changes in the financial condition or prospects of prospective purchasers, changes in regional, national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. Fees from the disposition of properties would be materially affected if the Company were unable to facilitate a significant number of property dispositions for the Company’s programs.
Risks Related to the Company in General
Delaware law and provisions of the Company’s amended and restated certificate of incorporation and restated bylaws contain provisions that could delay, deter or prevent a change of control.
     The anti-takeover provisions of Delaware law impose various impediments on the ability or desire of a third party to acquire control of the Company, even if a change of control would be beneficial to its existing shareowners, and the Company will be subject to these Delaware anti-takeover provisions. Additionally, the Company’s amended and restated certificate of incorporation and its restated bylaws contain provisions that might enable its management to resist a proposed takeover of the Company. The provisions include:
•	the authority of the Company’s board to issue, without shareowner approval, preferred stock with such terms as the Company’s board may determine;

•	the authority of the Company’s board to adopt, amend or repeal the Company’s bylaws; and

•	a prohibition on holders of less than a majority of the Company’s outstanding shares of capital stock calling a special meeting of the Company’s shareowners.
     These provisions could discourage, delay or prevent a change of control of the Company or an acquisition of the Company at a price that its shareowners may find attractive. These provisions also may discourage proxy contests and make it more difficult for the Company’s shareowners to elect directors and take other corporate actions. The existence of these provisions could limit the price that investors might be willing to pay in the future for shares of the Company’s Common Stock.
The Company has the ability to issue blank check preferred stock, which could adversely affect the voting power and other rights of the holders of its Common Stock.
     The Board of Directors has the right to issue “blank check” preferred stock, which may affect the voting rights of holders of Common Stock and could deter or delay an attempt to obtain control of the Company. There are currently nineteen million authorized and undesignated shares of preferred stock that could be so issued. The Company’s Board of Directors is authorized, without any further shareowner approval, to issue one or more additional series of preferred stock in addition to the currently outstanding 12% Preferred Stock. The Company is authorized to fix and state the voting rights, powers, designations, preferences and relative participation or other special rights of each such series of preferred stock and any qualifications, limitations and restrictions thereon.

Preferred stock typically ranks prior to the Common Stock with respect to dividend rights, liquidation preferences, or both, and may have full, limited, or expanded voting rights. Accordingly, issuances of preferred stock could adversely affect the voting power and other rights of the holders of Common Stock and could negatively affect the market price of the Company’s Common Stock.
Future sales of the Company’s Common Stock could adversely affect its stock price.
     There are an aggregate of 469,746 Company shares as of December 31, 2009 subject to issuance upon the exercise of outstanding options. Accordingly, these shares will be available for sale in the open market, subject to vesting restrictions, and, in the case of affiliates, certain volume limitations. The sale of shares either pursuant to the exercise of outstanding options or after the satisfaction of vesting restriction of certain restricted stock could also cause the price of the Company’s Common Stock to decline.
Uninsured and underinsured losses may adversely affect operations.
     Should a property sustain damage or an occupant sustain an injury, the Company may incur losses due to insurance deductibles, co-payments on insured losses or uninsured losses. In the event of a substantial property loss or personal injury, the insurance coverage may not be sufficient to pay the full damages. In the event of an uninsured loss, the Company could lose some or all of its capital investment, cash flow and anticipated profits related to one or more properties. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it not feasible to use insurance proceeds to replace a property after it has been damaged or destroyed. Under these circumstances, the insurance proceeds the Company receives, if any, might not be adequate to restore the Company’s economic position with respect to the property. In the event of a significant loss at one or more of the properties in the Company’s programs, the remaining insurance under the applicable policy, if any, could be insufficient to adequately insure the remaining properties. In this event, securing additional insurance, if possible, could be significantly more expensive than the current policy. A loss at any of these properties or an increase in premium as a result of a loss could decrease the income from or value of properties under management in the Company’s programs, which in turn would reduce the fees the Company receives from these programs. Any decrease or loss in fees could have a material adverse effect on the Company’s financial condition or results of operations.
The Company carries commercial general liability, fire and extended coverage insurance with respect to the Company’s programs’ properties. The Company obtains coverage that has policy specifications and insured limits that the Company believes are customarily carried for similar properties. The Company cannot assure you, however, that particular risks that are currently insurable will continue to be insurable on an economic basis or that current levels of coverage will continue to be available. In addition, the Company generally does not obtain insurance against certain risks, such as floods.
The Company is obligated to pay semi-annual interest with respect to its Convertible Notes.
     In May 2010, the Company issued $30.0 million of senior unsecured notes due May 1, 2015 which are convertible into shares of the Company’s Common Stock (the “Convertible Notes”). The Convertible Notes bear interest at the rate of 7.95% per annum and interest is payable semiannually in arrears on May 1 and November 1 of each year commencing on November 1, 2010. The Company’s ability to pay interest is dependent upon its ability to manage its business operations. There can be no assurance that the Company will be able to manage any of these risks successfully and make its interest payments on a timely basis.
The Convertible Notes are subject to customary events of default.
     The indenture governing the Convertible Notes contains customary events of default, including but not limited to a default in the event of the Company’s failure to pay any indebtedness for borrowed money in excess of $1.0 million, other than non-recourse mortgage debt. A default would result in acceleration of the Company’s repayment obligations under the indenture, which the Company may not be able to meet or refinance at such time. Even if new financing were available, it may not be on commercially reasonable terms or acceptable terms. Accordingly, if the Company is in default of its Convertible Notes, its business, financial condition and results of operations could be materially and adversely affected.
The Company is obligated to pay quarterly dividends with respect to its Preferred Stock.
     The Company is obligated to pay quarterly dividends with respect to the 12% Preferred Stock and in the event such dividends are in arrears for six or more quarters, whether or not consecutive, subject to certain limitations, holders representing a majority of shares of Preferred Stock (voting together as a class with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to nominate and vote for the election of two additional directors to serve on the Company’s Board of Directors (the “Preferred Stock Directors”), until all unpaid dividends with respect to the Preferred Stock and any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable have been paid or declared and a sum sufficient for payment is set aside for such payment; provided that the election of any such Preferred Stock

Directors will not cause the Company to violate the corporate governance requirements of the NYSE (or any other exchange or automated quotation system on which the Company’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; and provided further that the Board of Directors will, at no time, include more than two Preferred Stock Directors.
The 12% Preferred Stock will rank senior to the Company’s Common Stock, but junior to all of the Company’s liabilities and the Company’s subsidiaries’ liabilities, in the event of a bankruptcy, liquidation or winding-up.
     In the event of bankruptcy, liquidation or winding-up, the Company’s assets will be available to pay obligations on the 12% Preferred Stock only after all of the Company’s liabilities have been paid, but prior to any payments are made with respect to the Company’s Common Stock.
The market price of the Company’s Common Stock may be volatile.
     The Company cannot predict how the shares of its Common Stock will trade in the future. From the beginning of the year ended December 31, 2006 to December 31, 2009, the reported high and low sales prices for the Company’s Common Stock ranged from a low of $0.25 to a high of $14.50 per share.
     The market price of the Company’s Common Stock will likely fluctuate in response to a number of factors, including, without limitation, the following:
•	the Company’s liquidity risk management, including the Company’s ratings, if any, the Company’s liquidity plan and potential transactions designed to enhance liquidity;

•	actual or anticipated quarterly fluctuations in the Company’s operating and financial results;

•	developments related to investigations, proceedings, or litigation that involves the Company;

•	changes in financial estimates and recommendations by financial analysts;

•	dispositions, acquisitions, and financings;

•	additional issuances by the Company of Common Stock;

•	additional issuances by the Company of other series or classes of preferred stock;

•	actions of the Company’s common shareowners, including sales of Common Stock by shareowners and the Company’s directors and executive officers;

•	changes in funding markets, including commercial paper, term debt, bank deposits and the asset-backed securitization markets;

•	changes in confidence in real estate markets and real estate investments;

•	fluctuations in the stock price and operating results of the Company’s competitors and real estate-related stocks in general;

•	government reactions to current economic and market conditions; and

•	regional, national and global political and economic conditions and other factors.
     The market price of the Company’s Common Stock may also be affected by market conditions affecting the stock markets in general and/or real estate stocks in particular, including price and trading fluctuations on the NYSE. These conditions may result in (i) volatility in the level of, and fluctuations in, the market prices of stocks generally and, in turn, the Company’s Common Stock, and (ii) sales of substantial amounts of the Company’s Common Stock in the market, in each case that could be unrelated or disproportionate to changes in the Company’s operating performance. These broad market fluctuations may adversely affect the market prices of the Company’s Common Stock.
There may be future sales or other dilution of our equity, which may adversely affect the market price of the Company’s Common Stock.

     The Company is not restricted from issuing additional Common Stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any substantially similar securities. The market price of the Company’s Common Stock could decline as a result of sales of a large number of shares of Common Stock or similar securities in the market or the perception that such sales could occur. For example, if the Company issues preferred stock in the future that has a preference over the Company’s Common Stock with respect to the payment of dividends or upon the Company’s liquidation, dissolution, or winding-up, or if the Company issues preferred stock with voting rights that dilute the voting power of the Company’s Common Stock, the rights of holders of the Company’s Common Stock or the market price of the Company’s Common Stock could be adversely affected.
     In addition, each share of 12% Preferred Stock is convertible at the option of the holder thereof into shares of the Company’s Common Stock. The conversion of some or all of the 12% Preferred Stock will dilute the ownership interest of the Company’s existing common shareowners. Any sales in the public market of the Company’s Common Stock issuable upon such conversion could adversely affect prevailing market prices of the outstanding shares of the Company’s Common Stock. In addition, the existence of the Company’s 12% Preferred Stock may encourage short selling or arbitrage trading activity by market participants because the conversion of the Company’s 12% Preferred Stock could depress the price of the Company’s equity securities.
The Company may not have the funds necessary to repurchase the 12% Preferred Stock following a fundamental change.
     Holders of the 12% Preferred Stock have the right to require the Company to repurchase the 12% Preferred Stock in cash upon the occurrence prior to November 15, 2019 of a fundamental change (as that term is defined in the certificate of powers, designations, preferences and rights of the 12% Preferred Stock). The Company may not have sufficient funds to repurchase the 12% Preferred Stock at such time, and may not have the ability to arrange necessary financing on acceptable terms. In addition, the Company’s ability to purchase the 12% Preferred Stock may be limited by law or the terms of other agreements outstanding at such time. Moreover, a failure to repurchase the 12% Preferred Stock may also constitute an event of default, and result in the acceleration of the maturity of, any then existing indebtedness, under any indenture, credit agreement or other agreement outstanding at that time, which could further restrict the Company’s ability to make such payments.
The Company may not have the funds, or the ability to raise the funds, necessary to repurchase the Convertible Notes upon a fundamental change or to repay the Convertible Notes at maturity.
     Holders of the Convertible Notes have the right to require the Company to repurchase the Convertible Notes at par, plus any accrued interest, in cash upon the occurrence of a fundamental change (as that term is defined in the indenture governing the Convertible Notes) and at maturity of the Convertible Notes on May 1, 2015. The Company may not have sufficient funds to repurchase the Convertible Notes at such time, and may not have the ability to arrange necessary financing on acceptable terms. In addition, the Company’s ability to purchase the Convertible Notes may be limited by law or the terms of other agreements outstanding at such time.
Risks Related to the 12% Preferred Stock
The 12% Preferred Stock will rank senior to our Common Stock but junior to all of our liabilities and our subsidiaries’ liabilities, in the event of a bankruptcy, liquidation or winding-up.
     In the event of bankruptcy, liquidation or winding-up, our assets will be available to pay obligations on the 12% Preferred Stock only after all of our liabilities have been paid, but prior to any payments are made with respect to our Common Stock. In addition, the 12% Preferred Stock effectively ranks junior to all existing and future liabilities of our subsidiaries. The rights of holders of the 12% Preferred Stock to participate in the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary will rank junior to the prior claims of that subsidiary’s creditors. In the event of bankruptcy, liquidation or winding-up, there may not be sufficient assets remaining, after paying our liabilities, and our subsidiaries’ liabilities, to pay amounts due on any or all of the 12% Preferred Stock then outstanding.
     Additionally, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of the 12% Preferred Stock, (1) dividends are payable only if and when declared by our Board of Directors or a duly authorized committee of the Board, and (2) as a Delaware corporation, we are restricted to making dividend payments and redemption payments only out of legally available assets. Further, the 12% Preferred Stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions except that a consent of holders representing at least a majority of the 12% Preferred Stock is required to amend our certificate of incorporation as to the terms of the 12% Preferred Stock or to issue additional 12% Preferred Stock that ranks senior to or, to the extent that 225,000 shares of the 12% Preferred Stock remain outstanding, on a parity with, the 12% Preferred Stock.
The market price of the 12% Preferred Stock will be directly affected by the market price of our Common Stock, which may be volatile.

     To the extent that a secondary market for the 12% Preferred Stock develops, we believe that the market price of the 12% Preferred Stock will be significantly affected by the market price of our Common Stock. We cannot predict how the shares of our Common Stock will trade in the future. This may result in greater volatility in the market price of the 12% Preferred Stock than would be expected for non-convertible stock. From the beginning of the year ended December 31, 2006 to June 23, 2010, the reported high and low sales prices for our Common Stock ranged from a low of $0.25 to a high of $14.50 per share.
     The market price of our Common Stock will likely fluctuate in response to a number of factors, including, without limitation, the following:
•	our liquidity risk management, including our ratings, if any, our liquidity plan and potential transactions designed to enhance liquidity;

•	actual or anticipated quarterly fluctuations in our operating and financial results;

•	developments related to investigations, proceedings, or litigation that involves us;

•	changes in financial estimates and recommendations by financial analysts;

•	dispositions, acquisitions, and financings;

•	additional issuances by us of Common Stock;

•	additional issuances by us of other series or classes of preferred stock;

•	actions of our common shareowners, including sales of Common Stock by shareowners and our directors and executive officers;

•	changes in funding markets, including commercial paper, term debt, bank deposits and the asset-backed securitization markets;

•	changes in confidence in real estate markets and real estate investments;

•	fluctuations in the stock price and operating results of our competitors and real estate-related stocks in general;

•	government reactions to current economic and market conditions; and

•	regional, national and global political and economic conditions and other factors.
     The market price of our Common Stock may also be affected by market conditions affecting the stock markets in general and/or real estate stocks in particular, including price and trading fluctuations on the New York Stock Exchange (“NYSE”). These conditions may result in (i) volatility in the level of, and fluctuations in, the market prices of stocks generally and, in turn, our Common Stock, and (ii) sales of substantial amounts of our Common Stock in the market, in each case that could be unrelated or disproportionate to changes in our operating performance. These broad market fluctuations may adversely affect the market prices of our Common Stock and, in turn, the 12% Preferred Stock. In addition, we expect that the market price of the 12% Preferred Stock will be influenced by yield and interest rates in the capital markets, our creditworthiness, and the occurrence of events affecting us that do not require an adjustment to the conversion rate.
There may be future sales or other dilution of our equity, which may adversely affect the market price of our Common Stock or the 12% Preferred Stock and may negatively impact the holders’ investment.
     We are not restricted from issuing additional Common Stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any substantially similar securities. In addition, with the applicable consent of holders of the 12% Preferred Stock, we may issue additional preferred stock that ranks senior to, or on parity with, the 12% Preferred Stock. The market price of our Common Stock or 12% Preferred Stock could decline as a result of sales of a large number of shares of Common Stock or 12% Preferred Stock or similar securities in the market after this offering or the perception that such sales could occur. For example, if we issue preferred stock in the future that has a preference over our Common Stock with respect to the payment of dividends or upon our liquidation, dissolution, or winding-up, or if we issue preferred stock with voting rights that dilute the voting power of our Common Stock, the rights of holders of our Common Stock or the market price of our Common Stock could be adversely affected.
     In addition, each share of 12% Preferred Stock is convertible at the option of the holder thereof into shares of our Common Stock. The conversion of some or all of the 12% Preferred Stock will dilute the ownership interest of our existing common shareowners. Any sales in the public market of our Common Stock issuable upon such conversion could adversely affect prevailing market prices of the outstanding shares of our Common Stock and the 12% Preferred Stock. In addition, the existence of our 12% Preferred Stock may encourage short selling or arbitrage trading activity by market participants because the conversion of our 12% Preferred Stock could depress the price of our equity securities. As noted above, a decline in the market price of the Common Stock may negatively impact the market price for the 12% Preferred Stock.

An active trading market for the 12% Preferred Stock does not exist and may not develop.
     The 12% Preferred Stock has no established trading market and is not listed on any securities exchange. Since the securities have no stated maturity date, investors seeking liquidity will be limited to selling their shares of 12% Preferred Stock in the secondary market or converting their shares of 12% Preferred Stock into shares of Common Stock and subsequently seeking to sell those shares of Common Stock. See “Risk Factors—If our Common Stock is delisted, your ability to transfer or sell your shares of the 12% Preferred Stock, or Common Stock upon conversion, may be limited and the market value of the 12% Preferred Stock will be adversely affected.” We cannot assure you that an active trading market in the 12% Preferred Stock will develop or, even if it develops, we cannot assure you that it will last. In either case the trading price of the 12% Preferred Stock could be adversely affected and the holders’ ability to transfer shares of 12% Preferred Stock will be limited. We were advised by the initial purchaser in the offering of the 12% Preferred Stock that it intends to make a market in the shares of our 12% Preferred Stock; however, it is not obligated to do so and may discontinue market-making at any time without notice. We cannot assure you that another firm or person will make a market in the 12% Preferred Stock.
The 12% Preferred Stock has not been rated.
     The 12% Preferred Stock has not been rated by any nationally recognized statistical rating organization. This factor may affect the trading price of the 12% Preferred Stock.
Holders of the 12% Preferred Stock do not have identical rights as holders of Common Stock until they acquire the Common Stock, but will be subject to all changes made with respect to our Common Stock.
     Except for voting and dividend rights, holders of the 12% Preferred Stock have no rights with respect to the Common Stock until conversion of their 12% Preferred Stock, including rights to respond to tender offers, but your investment in the 12% Preferred Stock may be negatively affected by such events. See “Description of 12% Preferred Stock—Voting Rights.” Even though the holders of the 12% Preferred Stock vote on an as-converted basis with holders of the Common Stock, upon conversion of the 12% Preferred Stock, holders will be entitled to exercise the rights of a holder of Common Stock only as to matters for which the record date occurs on or after the applicable conversion date and only to the extent permitted by law, although holders will be subject to any changes in the powers, preferences, or special rights of Common Stock that may occur as a result of any shareowner action taken before the applicable conversion date. Certain actions, including amendment of our certificate of incorporation, require the additional approval of a majority of holders of the Common Stock voting as a separate class (excluding shares of Common Stock issuable upon conversion of the 12% Preferred Stock).
The 12% Preferred Stock is perpetual in nature.
     The shares of 12% Preferred Stock represent a perpetual interest in us and, unlike indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. Holders have no right to call for the redemption of the 12% Preferred Stock. Therefore, holders should be aware that they may be required to bear the financial risks of an investment in the 12% Preferred Stock for an indefinite period of time.
We are obligated to pay quarterly dividends with respect to our Preferred Stock.
     We are obligated to pay quarterly dividends with respect to the 12% Preferred Stock and in the event such dividends are in arrears for six or more quarters, whether or not consecutive, subject to certain limitations, holders representing a majority of shares of Preferred Stock (voting together as a class with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to nominate and vote for the election of two additional directors to serve on our Board of Directors (the “Preferred Stock Directors”), until all unpaid dividends with respect to the Preferred Stock and any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable have been paid or declared and a sum sufficient for payment is set aside for such payment; provided that the election of any such Preferred Stock Directors will not cause us to violate the corporate governance requirements of the NYSE (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; and provided further that the Board of Directors will, at no time, include more than two Preferred Stock Directors.
The conversion rate of the 12% Preferred Stock may not be adjusted for all dilutive events that may adversely affect the market price of the 12% Preferred Stock or the Common Stock issuable upon conversion of the 12% Preferred Stock.
     The number of shares of our Common Stock that holders are entitled to receive upon conversion of a share of 12% Preferred Stock is subject to adjustment for certain events arising from increases in dividends or distributions in Common Stock, subdivisions, splits, and combinations of the Common Stock, certain issuances of stock and stock purchase rights, debt, or asset distributions, cash distributions, self-tender offers and exchange offers, and certain other actions by us that modify our capital structure. See “Description of 12% Preferred Stock—Conversion Rights—Conversion Rate Adjustment—General.” We will not adjust the conversion rate for other events, including our issuances of Common Stock in connection with acquisitions or the exercise of options or restricted stock awards granted pursuant to equity plans approved by the Board, or, after the six-month anniversary of November 6, 2009, for cash.

There can be no assurance that an event that adversely affects the value of the 12% Preferred Stock, but does not result in an adjustment to the conversion rate, will not occur. Further, if any of these other events adversely affects the market price of our Common Stock, it may also adversely affect the market price of the 12% Preferred Stock. In addition, we are not restricted from offering Common Stock in the future or engaging in other transactions that may dilute our Common Stock and we may issue additional shares of 12% Preferred Stock, which may dilute our Common Stock.
A change in control with respect to us may not constitute a merger, consolidation or sale of assets or a fundamental change for the purpose of the 12% Preferred Stock.
     The 12% Preferred Stock contains no covenants or other provisions to afford protection to holders in the event of certain mergers, consolidations or sales of assets with respect to us constituting a “change in control” on or after November 15, 2019 except upon the occurrence of certain mergers, consolidations or sales of assets. See “Description of 12% Preferred Stock—Conversion Rights—Conversion Rate Adjustment—Merger, Consolidation or Sale of Assets,” “Description of 12% Preferred Stock—Repurchase of Option of Holders Upon a Fundamental Change” and “Description of 12% Preferred Stock—Adjustment to Conversion Rate Upon Certain Change of Control Events.” Furthermore, the limited covenants with respect to a “fundamental change” or “change in control” may not include every change in control event that could cause the market price of the 12% Preferred Stock to decline. The adjustment to conversion rate described under “Description of 12% Preferred Stock—Adjustment to Conversion Rate upon Certain Change in Control Events” will not be applicable on or after November 15, 2014 and the repurchase right of preferred holders described under “—Repurchase at Option of Holders Upon a Fundamental Change” will not be applicable on or after November 15, 2019, and these limitations may have the effect of discouraging third parties from pursuing a change in control of our company, which may otherwise be in the best interest of our shareowners. Any change in control with respect to us either before or after November 15, 2019 may negatively affect the liquidity, value or volatility of our Common Stock, and thus, negatively impact the value of the 12% Preferred Stock.
We may not have the funds necessary to repurchase the 12% Preferred Stock following a fundamental change.
     Holders of the notes have the right to require us to repurchase the 12% Preferred Stock in cash upon the occurrence of a fundamental change prior to November 15, 2019. We may not have sufficient funds to repurchase the 12% Preferred Stock at such time, and may not have the ability to arrange necessary financing on acceptable terms. In addition, our ability to purchase the 12% Preferred Stock may be limited by law or the terms of other agreements outstanding at such time. Moreover, a failure to repurchase the 12% Preferred Stock may also constitute an event of default, and result in the acceleration of the maturity of, any then existing indebtedness, under any indenture, credit agreement or other agreement outstanding at that time, which could further restrict our ability to make such payments.
The adjustment to conversion rate in respect of conversions following certain change in control events may not adequately compensate you.
     If certain change in control events occur prior to November 15, 2014, and a holder converts in connection with such change in control, we will, under certain circumstances, pay a adjustment to conversion rate in respect of any conversions of the 12% Preferred Stock that occur during the period beginning on the date notice of such fundamental change is delivered and ending on the change in control conversion date. See “Description of 12% Preferred Stock—Adjustment to Conversion Rate upon Certain Change in Control Events.” Although the adjustment to the conversion rate is designed to compensate holders for the lost option value of the holders’ 12% Preferred Stock, it is only an approximation of such lost value and may not adequately compensate the holders for their actual loss. Our obligation to adjust the conversion rate in respect of conversions following certain changes in control may be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness, as applied to such payments.
If our Common Stock is delisted, your ability to transfer or sell the 12% Preferred Stock, or Common Stock upon conversion, may be limited and the market value of the 12% Preferred Stock will be adversely affected.
     The 12% Preferred Stock does not contain protective provisions in the event that our Common Stock is delisted. Since the 12% Preferred Stock has no stated maturity date, holders may be forced to elect between converting their shares of the 12% Preferred Stock into illiquid shares of our Common Stock or holding their shares of the 12% Preferred Stock and receiving stated dividends on the stock when, as and if authorized by our Board of Directors and declared by us with no assurance as to ever receiving the liquidation preference of the 12% Preferred Stock. Accordingly, if our Common Stock is delisted, the holders’ ability to transfer or sell their shares of the 12% Preferred Stock, or Common Stock upon conversion, may be limited, and the market value of the 12% Preferred Stock will be adversely affected.
Holders of the 12% Preferred Stock may be unable to use the dividends-received deduction.
     Distributions paid to corporate U.S. holders (as defined herein) of the 12% Preferred Stock (or our Common Stock) may be eligible for the dividends-received deduction to the extent we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. As of December 31, 2009, we had an accumulated deficit of $412.1 million and we had a net loss of $78.8 million in the year ended December 31, 2009. There can be no assurance that we will have sufficient current or accumulated earnings and profits during future fiscal years for the distributions on the 12% Preferred Stock (or our Common Stock) to qualify as dividends for U.S. federal income tax purposes. If the distributions fail to qualify as dividends, U.S. holders would be unable to use the dividends-received deduction. Instead, distributions would be treated first as a tax-free return of capital to the extent of a U.S. holder’s adjusted tax basis in the 12% Preferred Stock and thereafter as capital gain. If a corporate U.S. holder’s tax basis in the 12% Preferred Stock (or our Common Stock) were reduced in this manner, then the amount of gain, if any, recognized by such holder on a subsequent disposition of such stock would be increased and such holder would not be eligible for a dividends-received deduction to offset such gain.
Holders may have to pay U.S. federal income tax if we adjust, or fail to adjust, the conversion rate of the 12% Preferred Stock in certain circumstances, even if holders do not receive a corresponding distribution of cash.
     Holders may be treated as having received a constructive distribution from us as a result of certain adjustments to (or certain failures to make adjustments to) the conversion rate or other terms of the 12% Preferred Stock. The tax treatment of any constructive distributions is not entirely clear. It is possible that such distribution could be treated as a taxable dividend for U.S. federal income tax purposes to the extent of our current and accumulated earnings and profits, even though holders do not receive any cash with respect to such constructive distribution. In addition, non-U.S. holders of the 12% Preferred Stock may, in certain circumstances, be subject to U.S. federal withholding tax on any constructive distributions on the 12% Preferred Stock that are treated as taxable dividends, and we intend to withhold U.S. federal income tax with respect to any such constructive taxable dividends from any payments made by us to such non-U.S. holders. You are advised to consult your independent tax advisor regarding the U.S. federal income tax consequences of an adjustment to the conversion rate of the 12% Preferred Stock and the issuance of the 12% Preferred Stock at less than the liquidation preference amount.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
     The following table presents our historical ratios of earnings to combined fixed charges and preferred stock dividends for the periods indicated.
     The ratios are based solely on historical financial information and no pro forma adjustments have been made.

	Three months ended March 31,	Year ended December 31,
	2010	2009	2008	2007	2006	2005
Ratio of earnings to combined fixed charges and preferred stock dividends	—	—	—	3.9	2.5	6.4

The amount of coverage deficiency	26,687	84,726	306,763

(1)	For purposes of calculating the ratio of earnings to combined fixed charges and preferred stock dividends, earnings include net income before taxes, less non-controlling interest in subsidiaries with earnings and no fixed charges, less equity in earnings of 50% or less owned subsidiaries, plus distributions from 50% or less owned subsidiaries, plus total fixed charges, less preferred stock dividends. Fixed charges represent interest, borrowing costs, estimates of interest within rental expenses and preferred stock dividends.

USE OF PROCEEDS
     The proceeds from the sale of Common Stock and our 12% Preferred Stock offered pursuant to this prospectus are solely for the account of the selling shareowners. Accordingly, we will not receive any proceeds from such sales.

SELLING SHAREOWNERS
     We are registering the shares of 12% Preferred Stock and shares of Common Stock issuable upon conversion of the 12% Preferred Stock in order to permit the selling shareowners to offer the shares for resale from time to time. Except for the ownership of the 12% Preferred Stock and shares of Common Stock issuable upon conversion of the 12% Preferred Stock, the selling shareowners have not had any material relationship with us within the past three years.
     The table below lists the selling shareowners and other information regarding the beneficial ownership of the shares of Common Stock by each of the selling shareowners. The second column lists the number of shares of 12% Preferred Stock beneficially owned by each selling shareowner as of June 23, 2010. The third column lists the number of shares of Common Stock beneficially owned by each selling shareowner, based on its ownership of the 12% Preferred Stock, as of June 23, 2010, assuming conversion of all shares of 12% Preferred Stock held by the selling shareowners on that date, without regard to any limitations on conversions or exercise.
     The fourth column lists the shares of 12% Preferred Stock being offered under this prospectus by each selling shareowner. The fifth column lists the shares of Common Stock being offered under this prospectus by each selling shareowner.
     Because the conversion price of the 12% Preferred Stock may be adjusted, we may issue a number of shares of Common Stock that may be more or less than the number of shares being offered under this prospectus. The sixth and seventh columns assume the sale of all of the shares offered by the selling shareowners under this prospectus.

			Maximum	Maximum
			Number of	Number of
			Shares of	Shares of
	Number of	Number of	12%	Common	Number of	Number of
	Shares of 12%	Shares of	Preferred	Stock	Shares of	Shares
	Preferred	Common	Stock to be	to be Sold	Preferred	of Common
	Stock Owned	Stock	Sold Pursuant	Pursuant to	Stock	Stock
Name of Selling	Prior to	Owned Prior	to this	this	Owned After	Owned After
Shareowner	Offering	to Offering	Prospectus	Prospectus(1)	Offering	Offering
The SEI U.S. Small Companies Fund (Nominee: SEI U.S. Small Companies Fund C/O BBH & Co.)	3,600	260,563	3,600	218,182	0	42,381
Radian Group Inc. (Nominee: Ell & Co.)	2,700	248,136	2,700	163,636	0	84,500
Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Smaller Companies Portfolio (Nominee: Finwell & Co)	1,500	133,769	1,500	90,909	0	42,860
Wellington Trust Company, National Association Multiple Collective Investment Funds Trust, Emerging Companies Portfolio (Nominee: Finwell & Co)	19,200	1,981,135	19,200	1,163,635	0	817,500
Dow Employees’ Pension Plan (Nominee: Kane & Co.)	5,900	638,375	5,900	357,575	0	280,800
Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Emerging Companies Portfolio (Nominee: Landwatch & Co)	4,300	541,315	4,300	260,606	0	280,709
Oregon Public Employees Retirement Fund (Nominee: Westcoast & Co)	13,100	1,342,339	13,100	793,939	0	548,400
New York State Nurses Association Pension Plan (Nominee: Ell & Co.)	3,400	298,595	3,400	206,060	0	92,535

			Maximum	Maximum
			Number of	Number of
			Shares of	Shares of
	Number of	Number of	12%	Common	Number of	Number of
	Shares of 12%	Shares of	Preferred	Stock	Shares of	Shares
	Preferred	Common	Stock to be	to be Sold	Preferred	of Common
	Stock Owned	Stock	Sold Pursuant	Pursuant to	Stock	Stock
Name of Selling	Prior to	Owned Prior	to this	this	Owned After	Owned After
Shareowner	Offering	to Offering	Prospectus	Prospectus(1)	Offering	Offering
Goldman Sachs JBWere Small Companies Pooled Fund (Nominee: Hare & Co)	4,600	334,936	4,600	278,788	0	56,148
Wellington Management Portfolios (Dublin) — Global Smaller Companies Equity Portfolio (Nominee: Squidlake & Co)	4,300	260,606	4,300	260,606	0	0
Retirement Plan for Employees of Union Carbide Corporation and its Participating Subsidiary Companies (Nominee: Kane & Co.)	1,000	290,753	1,000	60,606	0	230,147
TELUS Foreign Equity Active Alpha Pool (Nominee: Mac & Co)	1,600	123,250	1,600	96,970	0	26,280
TELUS Foreign Equity Active Beta Pool (Nominee: Mac & Co)	800	59,665	800	48,485	0	11,180
Telstra Superannuation Scheme (Nominee: Hare & Co)	2,600	201,376	2,600	157,576	0	43,800
SEI Institutional Investments Trust — Small Cap Fund (Nominee: Hare & Co)	6,600	924,460	6,600	400,000	0	524,460
Talvest Global Small Cap Fund (Nominee: Mac & Co)	400	24,242	400	24,242	0	0
Seligman Global Smaller Companies Fund (Nominee: Cudd & Co)	0	0	0	0	0	0
SEI Institutional Investments Trust — Small/Mid Cap Fund (Nominee: Hare & Co)	14,400	1,122,686	14,400	872,726	0	249,960
JBWere Global Small Companies Pooled Fund (Nominee: Gerlach & Co)	4,400	317,306	4,400	266,666	0	50,640
Fonds voor Gemene Rekening Beroepsvervoer (Nominee: Ell & Co.)	3,700	458,882	3,700	224,242	0	234,640
UBS Multi Manager Access — Global Smaller Companies (Nominee: UBS Luxembourg SA C/O BBH & Co.)	0	0	0	0	0	0
Vantagepoint Discovery Fund (Nominee: Cudd & Co)	4,000	563,624	4,000	242,424	0	321,200
WMP (Australia) Global Smaller Companies Equity Portfolio (Nominee: Cudd & Co)	0	0	0	0	0	0
Lockheed Martin Corporation Master Retirement Trust	13,700	1,160,453	13,700	830,302	0	330,151

			Maximum	Maximum
			Number of	Number of
			Shares of	Shares of
	Number of	Number of	12%	Common	Number of	Number of
	Shares of 12%	Shares of	Preferred	Stock	Shares of	Shares
	Preferred	Common	Stock to be	to be Sold	Preferred	of Common
	Stock Owned	Stock	Sold Pursuant	Pursuant to	Stock	Stock
Name of Selling	Prior to	Owned Prior	to this	this	Owned After	Owned After
Shareowner	Offering	to Offering	Prospectus	Prospectus(1)	Offering	Offering
(Nominee: Ell & Co.)
SEI Institutional Managed Trust Small Cap Fund (Nominee: Hare & Co)	5,800	351,515	5,800	351,515	0	0
TOTALS	121,600	11,637,981	121,600	7,369,690	0	4,268,291

(1)	Estimated based on the total number of shares of Common Stock issuable upon conversion of the preferred stock. Each share of preferred stock is initially convertible into Common Stock, at the option of the holder, at a conversion rate of 60.606 shares of Common Stock per share of 12% Preferred Stock.

(2)	Wellington Management Company, LLP (“Wellington Management”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington Management, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

PLAN OF DISTRIBUTION
          We are registering shares of 12% Preferred Stock and Common Stock issuable upon conversion of the shares of 12% Preferred Stock to permit the resale of such shares of 12% Preferred Stock and Common Stock by the selling shareowners, from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareowners of such shares of 12% Preferred Stock or Common Stock. We will bear all fees and expenses incident to our obligation to register such shares of 12% Preferred Stock and Common Stock.
          The selling shareowners may sell all or a portion of the shares of 12% Preferred Stock or Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of 12% Preferred Stock or Common Stock are sold through underwriters or broker-dealers, the selling shareowners will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of 12% Preferred Stock or Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, in any one or more of the following methods:
•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers which have agreed with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
          If the selling shareowners effect such transactions by selling shares of 12% Preferred Stock or Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareowners or commissions from purchasers of the shares of 12% Preferred Stock or Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of 12% Preferred Stock, Common Stock or otherwise, the selling shareowners may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of 12% Preferred Stock or Common Stock in the course of hedging in positions they assume. The selling shareowners may also sell shares of 12% Preferred Stock or

Common Stock short and deliver shares of 12% Preferred Stock or Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareowners may also loan or pledge shares of 12% Preferred Stock or Common Stock to broker-dealers that in turn may sell such shares.
          The selling shareowners may pledge or grant a security interest in some or all of the shares of 12% Preferred Stock or Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of 12% Preferred Stock or Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareowners to include the pledgee, transferee or other successors in interest as selling shareowners under this prospectus. The selling shareowners also may transfer and donate the shares of 12% Preferred Stock or Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
          The selling shareowners and any broker-dealer participating in the distribution of the shares of 12% Preferred Stock or Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of 12% Preferred Stock or Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of 12% Preferred Stock or Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareowners and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.
          Under the securities laws of some states, the shares of 12% Preferred Stock or Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of 12% Preferred Stock or Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
          There can be no assurance that any selling shareowner will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.
          The selling shareowners and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of 12% Preferred Stock or the shares of Common Stock by the selling shareowners and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of 12% Preferred Stock or the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of 12% Preferred Stock or the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of 12% Preferred Stock or the shares of Common Stock.
          We will pay all expenses of the registration of the shares of 12% Preferred Stock or the shares of Common Stock pursuant to the Registration Rights Agreement; provided, however, that a selling shareowner will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareowners against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling shareowners will be entitled to contribution. We may be indemnified by the selling shareowners against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareowners specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.
          The selling shareowners have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling shareowners. If we are notified by any one or more selling shareowners that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file, or cause to be filed, a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling shareowner and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction.
          Once sold under the registration statement, of which this prospectus forms a part, the shares of 12% Preferred Stock or the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.
          The selling shareowners are not restricted as to the price or prices at which they may sell their shares. Sales of the shares may have an adverse effect on the market price of the 12% Preferred Stock or the Common Stock. Moreover, the selling shareowners are not restricted as to the number of shares that may be sold at any time, and it is possible that a significant number of shares could be sold at the same time, which may have an adverse effect on the market price of the 12% Preferred Stock or the Common Stock.

DESCRIPTION OF CAPITAL STOCK
          As of the date of this prospectus, the authorized capital stock of our company consists of 220,000,000 shares of capital stock, 200,000,000 of such shares being Common Stock, par value $0.01 per share, and 20,000,000 of such shares being preferred stock, par value $0.01 per share, issuable in one or more series or classes.
          Selected provisions of our organizational documents are summarized below. In addition, you should be aware that the summary below does not describe or give full effect to the provisions of statutory or common law which may affect your rights as a shareowner.
Common Stock
          We have one existing class of Common Stock. As of June 23, 2010, there were 69,339,821 shares of our Common Stock outstanding. Holders of shares of our existing Common Stock are entitled to one vote per share on all matters to be voted upon by our shareowners and are not entitled to cumulative voting for the election of directors.
          The holders of shares of our existing Common Stock are entitled to receive ratably dividends as may be declared from time to time by our Board of Directors out of funds legally available for dividend payments, subject to any dividend preferences of any holders of any other series of Common Stock and preferred stock. In the event of our liquidation, dissolution or winding-up, after full payment of all debts and other liabilities and liquidation preferences of any other series of Common Stock and any preferred stock, the holders of shares of our existing Common Stock are entitled to share ratably in all remaining assets. Our existing Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the shares of our existing Common Stock.
          All issued and outstanding shares of Common Stock are fully paid and nonassessable.
          Our Common Stock is listed under the symbol “GBE” on the New York Stock Exchange. Computershare Investor Services, L.L.C. is the transfer agent and registrar for our Common Stock.
Preferred Stock
          The Board of Directors has the authority to issue up to 20,000,000 shares of our preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of that series, which may be superior to those of our Common Stock, without further vote or action by the shareowners. The Board of Directors has designated up to 1,000,000 shares of our preferred stock as our 12% Preferred Stock. As of the date of this prospectus, the Company has issued an aggregate of 965,700 shares of 12% Preferred Stock.
          One of the effects of undesignated preferred stock may be to enable our Board of Directors to render it more difficult to or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and as a result to protect the continuity of our management. The issuance of shares of the preferred stock by our Board of Directors as described above may adversely affect the rights of the holders of Common Stock. For example, preferred stock issued by us may rank prior to our Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights, and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of preferred stock may discourage bids for our Common Stock or may otherwise adversely affect the market price of our Common Stock.
          On November 6, 2009, we issued and sold of 900,000 shares of our 12% Preferred Stock in a private placement exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Each share of 12% Preferred Stock is convertible into shares of our Common Stock. JMP Securities, Inc. acted as initial purchaser and placement agent with this private placement. We also granted a 45-day over-allotment option to the initial purchaser and placement agent for the offering, and pursuant to such over-allotment option, we sold an additional 65,700 shares of Preferred Stock for gross proceeds of $6.6 million, all of which will be used for working capital purposes. The rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices, liquidation preferences are described more fully in “Description of 12% Preferred Stock” below.
Possible Anti-Takeover Effects of Delaware Law and Relevant Provisions of our Certificate of Incorporation and Bylaws
          Provisions of Delaware law and our certificate of incorporation and bylaws may make it more difficult to acquire control of our company by tender offer, a proxy contest or otherwise or the removal of our officers and directors. For example:

•	As discussed above, our certificate of incorporation permits our Board of Directors to issue a new series of preferred stock with terms that may make an acquisition by a third party more difficult or less attractive (subject to the consent of holders representing at least a majority of the outstanding shares of the 12% Preferred Stock, in the case of preferred stock that ranks senior to or, to the extent that 225,000 shares of 12% Preferred Stock remains outstanding, on a parity with, the 12% Preferred Stock).

•	Our bylaws provide time limitations on shareowners that desire to present nominations for election to our Board of Directors or propose matters that can be acted upon at shareowners’ meetings.

•	Our certificate of incorporation and bylaws permit our Board to adopt, amend or repeal our bylaws.

•	Our bylaws provide that special meetings of shareowners can be called only by our Board of Directors or by holders of at least a majority of our outstanding capital stock.
          Copies of our certificate of incorporation and bylaws, as amended through the date of this prospectus, have been filed with and are publicly available at or from the SEC as described under the heading “Where You Can Find More Information.”

DESCRIPTION OF 12% PREFERRED STOCK
          The following is a summary of the material terms of the 12% Preferred Stock. You should refer to the actual terms of the 12% Preferred Stock contained in the Certificate of Designation filed with the Secretary of State of the State of Delaware and incorporated by reference as an exhibit to the registration statement in which this prospectus is a part. You may obtain a copy of the Certificate of Designation governing the 12% Preferred Stock from us at our website address set forth under “Where You Can Find More Information.” As used in this description, unless otherwise indicated or the context otherwise requires, the words “we,” “us,” “our” and “our company” do not include any current or future subsidiary of Grubb & Ellis Company. We also describe below the registration rights agreement that we entered into only with one of the lead investors.
General
          As of March 19, 2010, there were 965,700 shares of our 12% Preferred Stock outstanding. The rights, preferences, privileges, and restrictions on different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, and purchase funds and other matters.
          Other than a lead investor’s right to purchase securities in a subsequent offering for the six-month period after November 6, 2009, investors will not have any preemptive rights if we issue other series of preferred stock. The 12% Preferred Stock is not subject to any sinking fund. We have no obligation to retire the 12% Preferred Stock. The 12% Preferred Stock has a perpetual maturity, subject to the holders’ right to convert the 12% Preferred Stock and our right to redeem the 12% Preferred Stock at our option on or after November 15, 2014. Any 12% Preferred Stock converted or redeemed or acquired by us will, upon cancellation, have the status of authorized but unissued shares of 12% Preferred Stock. We will be able to reissue these canceled shares of 12% Preferred Stock in any series of preferred stock.
          The 12% Preferred Stock is not listed on any securities exchange.
Dividends
          When and if declared by our Board of Directors out of legally available funds, holders of the 12% Preferred Stock are entitled to receive cash dividends at an annual rate of $12.00 per share of the 12% Preferred Stock, subject to adjustment as described below. Dividends are payable quarterly on each March 31, June 30, September 30 and December 31, beginning December 31, 2009, or, if such date is not a business day, the next succeeding business day. In the case of any accrued but unpaid dividends, we may pay dividends at additional times and for interim periods, if any, as determined by our Board of Directors. Dividends on the 12% Preferred Stock are payable in cash and will accumulate and be cumulative from the most recent date to which dividends have been paid, or if no dividends have been paid, from November 6, 2009. Upon conversion of the 12% Preferred Stock, accrued and unpaid dividends on those shares will be paid in cash or, at our election, exchanged for a number of shares of our Common Stock equal to the dollar value of such accrued and unpaid dividends divided by the conversion price then in effect at the time of conversion. Dividends will be payable to holders of record as they appear on our stock books at the close of business on the applicable record date not more than 30 days nor less than 10 days preceding the payment dates, as fixed by our Board of Directors. If the 12% Preferred Stock is called for redemption on a redemption date between the dividend record date and the dividend payment date and holders do not convert the 12% Preferred Stock (as described below), holders will receive the dividend payment together with all other accrued and unpaid dividends (at 110% of such dividends) on the redemption date instead of receiving the dividend on the dividend date. Dividends payable on the 12% Preferred Stock for any period greater or less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Accrued but unpaid dividends will not bear interest.
          In addition, in the event of any cash distribution to all holders of Common Stock, holders of 12% Preferred Stock will be entitled to participate in such distribution as if such holders of 12% Preferred Stock had converted their shares of 12% Preferred Stock into Common Stock calculated on the record date for determination of holders entitled to receive such distribution.
          If we do not pay or set aside dividends in full on the 12% Preferred Stock and any other preferred stock ranking on the same basis as to dividends, all dividends declared upon shares of the 12% Preferred Stock and any other such preferred stock will be declared on a pro rata basis. For these purposes, “pro rata” means that the amount of dividends declared per share on the 12% Preferred Stock and any other preferred stock will bear the same ratio to each other that the accrued and unpaid dividends per share on the shares of the 12% Preferred Stock and such other preferred stock bear to each other.
          Unless we have paid or set aside full cumulative dividends, if any, accrued on all outstanding shares of 12% Preferred Stock and any other of our preferred stock ranking on the same basis as to dividends:

•	we may not declare or pay or set aside dividends on Common Stock or any other stock ranking junior to the 12% Preferred Stock as to dividends or liquidation preferences, excluding dividends or distributions of shares, options, warrants or rights to purchase Common Stock or other stock ranking junior to the 12% Preferred Stock as to dividends; and

•	we will not be able to redeem, purchase or otherwise acquire for consideration (or pay or make available any monies for a sinking fund for the redemption of any such stock) any of our other stock ranking junior to the 12% Preferred Stock as to dividends or liquidation preferences, except (A) by conversion of such junior stock into or exchange for our stock ranking junior to the 12% Preferred Stock as to dividends and upon liquidation, dissolution or winding up, (B) repurchases of unvested shares of our capital stock at cost upon termination of employment or consultancy of the holder thereof, provided such repurchases are approved by our Board of Directors in good faith, or (C) with respect to any withholding in connection with the payment of exercise prices or withholding taxes relating to employee equity awards.
          Under Delaware law, we may only make dividends or distributions to our shareowners from:
•	our surplus; or

•	the net profits for the fiscal year in which the dividend or distribution is declared and/or the preceding fiscal year.
          Dividends on the 12% Preferred Stock will accrue whether or not:
•	we have earnings;

•	there are funds legally available for the payment of those dividends; or

•	those dividends are authorized or declared.
          If our Board of Directors or an authorized committee of our Board does not declare a dividend in respect of any dividend payment date, the Board of Directors or an authorized committee of our Board may declare and pay the dividend on any other date, whether or not a dividend payment date. The persons entitled to receive the dividend will be the holders of our 12% Preferred Stock as they appear on our stock register on a record date selected by the Board of Directors or an authorized committee of our Board. That date must not (1) precede the date our Board of Directors or an authorized committee of our Board declares the dividend payable, and (2) be more than 30 days prior to the date the dividend is paid.
          So long as any shares of the 12% Preferred Stock are outstanding, no other stock of the Company ranking on a parity with the 12% Preferred Stock as to dividends or upon liquidation, dissolution or winding up shall be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Company or any Subsidiary unless (i) the full cumulative dividends, if any, accrued on all outstanding shares of 12% Preferred Stock shall have been paid or set apart for payment for all past dividend periods and (ii) sufficient funds shall have been set apart for the payment of the dividend for the current dividend period with respect to the 12% Preferred Stock.
          We will not authorize or pay any distributions on the 12% Preferred Stock or set aside funds for the payment of distributions if restricted or prohibited by law, or if the terms of any of our agreements, including agreements relating to indebtedness or any future series of preferred stock, prohibit that authorization, payment or setting aside of funds or provide that the authorization, payment or setting aside of funds is a breach of or a default under that agreement. We may in the future become a party to agreements that restrict or prevent the payment of distributions on, or the purchase of, the 12% Preferred Stock. These restrictions may include indirect covenants which require us to maintain specified levels of net worth or assets.
          Our ability to pay dividends and make any other distributions in the future will depend upon our financial results, liquidity, and financial condition.
Dividend Rate Adjustment—Failure to Pay Dividends
          If we fail to pay the quarterly 12% Preferred Stock dividend in full for two (2) consecutive quarters, the dividend rate will automatically increase by 0.50% of the initial liquidation preference per share of the 12% Preferred Stock per quarter (up to a maximum aggregate increase of two percent (2%) of the initial liquidation preference per annum per share of the 12% Preferred Stock) until cumulative dividends have been paid in full.
Ranking

          The 12% Preferred Stock ranks, with respect to distribution rights and rights upon our liquidation, winding-up or dissolution:
•	junior to all of our existing and future debt obligations, including convertible or exchangeable debt securities;

•	senior to our Common Stock and to any other capital stock issued in the future that by its terms ranks junior to the 12% Preferred Stock with respect to dividend rights or payments upon our liquidation, winding-up or dissolution;

•	on a parity with any of our capital stock issued in the future that by its terms ranks on a parity with 12% Preferred Stock; and

•	junior to any equity securities issued in the future and that by their terms rank senior to the 12% Preferred Stock.
          While any shares of 12% Preferred Stock are outstanding, we may not authorize or issue any equity securities that rank senior to the 12% Preferred Stock without the affirmative vote of holders representing at least a majority of the outstanding 12% Preferred Stock. In addition, so long as 225,000 shares of 12% Preferred Stock are outstanding, we may not authorize or issue any equity securities that rank on a parity with the 12% Preferred Stock without the affirmative vote of holders representing at least a majority of the outstanding 12% Preferred Stock. See “—Voting Rights” below.
Maturity
          Our 12% Preferred Stock has no maturity date, and we are not required to redeem or repurchase our 12% Preferred Stock at any time, except if a holder of shares of our 12% Preferred Stock causes us to repurchase such shares in connection with certain change in control events. Accordingly, our 12% Preferred Stock will remain outstanding indefinitely unless a holder of shares of our 12% Preferred Stock decides to convert it or to cause us to repurchase it in connection with certain change of control events, or we decide to offer to repurchase it. See “—Conversion Rights,” “—Repurchase at Option of Holders upon a Fundamental Change” and “—Optional Redemption.”
Conversion Rights
General
          Holders may convert their shares of 12% Preferred Stock at any time at the conversion rate of 60.606 shares of Common Stock per share of 12% Preferred Stock. This conversion rate is equivalent to a conversion price of approximately $1.65 per share of Common Stock. We will not issue fractional shares of Common Stock upon conversion. However, we will instead pay cash for each fractional share based upon the market price of the Common Stock on the last business day prior to the conversion date.
          A holder of any shares of 12% Preferred Stock shall have the right, at such holder’s option (except that, with respect to any shares of 12% Preferred Stock which shall be called for redemption, such right shall terminate at the close of business on the trading day immediately preceding the date fixed for redemption of such shares of 12% Preferred Stock unless we default in payment due upon redemption thereof), to convert such shares at any time at the conversion rate of 60.606 fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) per share of 12% Preferred Stock, as adjusted in accordance with the terms hereof, by surrender of the certificate or certificates representing such share of 12% Preferred Stock so to be converted in accordance with the terms of the Certificate of Designations.
          In no event may we issue shares of Common Stock upon conversion of the 12% Preferred Stock if such issuance would cause the aggregate outstanding shares of our Common Stock to exceed the total authorized number of shares of our Common Stock.
          In order to convert shares of 12% Preferred Stock, the holder must either:
•	deliver the 12% Preferred Stock certificate at the transfer agent office together with a duly signed and completed notice of conversion, or

•	if the 12% Preferred Stock is held in global form, follow the procedures of The Depository Trust Company, or DTC.
          The conversion date will be the date the holder delivers the 12% Preferred Stock certificate and the duly signed and completed notice of conversion to the transfer agent or complies with the procedures of DTC.
          The holders of 12% Preferred Stock at the close of business on a record date will be entitled to receive the dividend payment, if declared and paid, on those shares on the corresponding dividend payment date notwithstanding the conversion of such shares following that record date. Upon conversion of shares of 12% Preferred Stock, accrued and unpaid dividends on those shares will be paid in cash or, at our election, exchanged for a number of shares of our Common Stock equal to the dollar value of such accrued and unpaid dividends divided by the conversion price in effect at the time of conversion.

Conversion Procedures
          If the shares of 12% Preferred Stock are held in global certificate form, holders must comply with the procedures of DTC to convert their beneficial interest in respect of the preferred stock evidenced by a global stock certificate of the 12% Preferred Stock.
          Holders may convert some or all of their shares of 12% Preferred Stock by surrendering to us at our principal office or at the office of the transfer agent, the certificate or certificates for the 12% Preferred Stock to be converted accompanied by a written notice stating that they elect to convert all or a specified whole number of those shares in accordance with the provisions described in this the Certificate of Designations and specifying the name or names in which they wish the certificate or certificates for the shares of Common Stock to be issued. In case the notice specifies a name or names other than the holder’s name, the notice must be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in that name or names. Other than those taxes, we will pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of the 12% Preferred Stock. As promptly as practicable after the surrender of that certificate or certificates and the receipt of the notice relating to the conversion and payment of all required transfer taxes, if any, or the demonstration to our satisfaction that those taxes have been paid, we will deliver or cause to be delivered (a) certificates representing the number of validly issued, fully paid and non-assessable full shares of Common Stock to which the holder, or the holder’s transferee, will be entitled, and (b) if less than the full number of shares of 12% Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by the surrendered certificate or certificates, less the number of shares being converted. This conversion will be deemed to have been made at the close of business on the date of giving the notice and of surrendering the certificate or certificates representing the shares of the 12% Preferred Stock to be converted, or the “conversion date,” so that the holder’s rights as to the shares being converted will cease except for the right to receive the conversion value, and, if applicable, the person entitled to receive common shares will be treated for all purposes as having become the record holder of those shares of Common Stock at that time.
          If more than one share of 12% Preferred Stock is surrendered for conversion at the same time, the number of shares of full Common Stock issuable on conversion of those shares of 12% Preferred Stock will be computed on the basis of the total number of shares of 12% Preferred Stock so surrendered.
          Before the delivery of any securities upon conversion of the 12% Preferred Stock, we will comply with all applicable federal and state laws and regulations. All Common Stock delivered upon conversion of the 12% Preferred Stock will upon delivery be duly authorized, validly issued, fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.
Conversion Rate Adjustment—General
          We will adjust the conversion rate from time to time as follows:
          (1) If we issue shares of our Common Stock as a dividend or distribution on shares of our Common Stock to all holders of our Common Stock, or if we effect a share split or share combination, the conversion rate shall be adjusted based on the following formula:
          CR1 = CR 0 x OS1/0S0
          where
CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;
CR1 = the new conversion rate in effect immediately on and after the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;
OS1 = the number of shares of our Common Stock outstanding immediately after such dividend or distribution, or the effective date of such share split or share combination; and
OS0 = the number of shares of our Common Stock outstanding immediately prior to such dividend or distribution, or the effective date of such share split or share combination.
          Any adjustment made pursuant to this paragraph (1) will become effective at the open of business on (x) the ex-dividend date for such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph (1) is declared but not so paid or made, the new conversion rate will be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.
          (2) If we distribute to all holders of our Common Stock any rights, warrants or options entitling them, for a period expiring not more than 60 days after the date of issuance of such rights, warrants or options, to subscribe for or purchase shares of our Common Stock at a price per share that is less than the closing sale price per share of our Common Stock on the business day immediately preceding the time of announcement of such distribution, we will adjust the conversion rate based on the following formula:

          CR1 = CR0 x (OS0+X)/(0S0+Y)
          where
CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;
CR1 = the new conversion rate in effect immediately on and after the ex-dividend date for such distribution;
OS0 = the number of shares of our Common Stock outstanding immediately prior to the ex-dividend date for such distribution;
X = the aggregate number of shares of our Common Stock issuable pursuant to such rights, warrants or options; and
Y = the number of shares of our Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants or options and (B) the closing sale price per share of our Common Stock on the business day immediately preceding the time of announcement for the issuance of such rights, warrants or options.
          For purposes of this paragraph (2), in determining whether any rights, warrants or options entitle the holders of shares of our Common Stock to subscribe for or purchase shares of our Common Stock at less than the applicable closing sale price per share of our Common Stock, and in determining the aggregate exercise or conversion price payable for such shares of Common Stock, there shall be taken into account any consideration we receive for such rights, warrants or options and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by our Board of Directors. If any right, warrant or option described in this paragraph (2) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, we will adjust the new conversion rate to the conversion rate that would then be in effect if such right, warrant or option had not been so issued.
          (3) If we distribute shares of our capital stock, evidence of indebtedness or assets or property to all holders of our Common Stock , excluding:
•	dividends, distributions, rights, warrants or options referred to in paragraph (1) or (2) above;

•	dividends or distributions paid exclusively in cash; and

•	spin-offs, as described below in this paragraph (3);
then we will adjust the conversion rate based on the following formula:
          CR1 = CR0 x SP0/(SP0 — FMV)
          where
CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;
CR1 = the new conversion rate in effect immediately on and after the ex-dividend date for such distribution;
SP0 = the average of the closing sale price per share of our Common Stock for the 10 consecutive trading days ending on the business day immediately preceding the ex-dividend date for such distribution; and
FMV = the fair market value (as determined in good faith by our Board of Directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our Common Stock on the earlier of the record date or the ex-dividend date for such distribution.
          An adjustment to the conversion rate made pursuant to the immediately preceding paragraph will become effective on the ex-dividend date for such distribution; provided, however, that if “FMV” with respect to any distribution of shares of capital stock, evidences of indebtedness or other assets or property of ours is equal to or greater than “SP (0)” with respect to such distribution, then in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of 12% Preferred Stock shall have the right to receive on the date such shares of capital stock, evidences of indebtedness or other assets or property of ours are distributed to holders of our Common Stock , for each share of 12% Preferred Stock, the amount of shares of capital stock, evidences of indebtedness or other assets or property of ours such holder of 12% Preferred Stock would have received had such holder of 12% Preferred Stock owned a number of shares of Common Stock into which such 12% Preferred Stock is then convertible at the conversion rate in effect on the ex-dividend date for such distribution.
          If we distribute to all of our common shareowners capital stock of any class or series, or similar equity interest, of or relating to one of our subsidiaries or other business unit, which we refer to as a spin-off, the conversion rate in effect immediately before the 10th trading day from and including the effective date of the spin-off will be adjusted based on the following formula:
          CR1 = CR0 x (FMV0+MP 0)/MP0
          where

CR0 = the conversion rate in effect immediately prior to the 10th trading day immediately following, and including, the effective date of the spin-off;
CR1 = the new conversion rate in effect immediately on and after the 10th trading day immediately following, and including, the effective date of the spin-off;
FMV0 = the average of the closing sale prices per share of the capital stock or similar equity interest distributed to our common shareowners applicable to one share of our Common Stock over the first 10 consecutive trading days after the effective date of the spin-off; and
MP0 = the average of the closing sale prices per share of our Common Stock over the first 10 consecutive trading days after the effective date of the spin-off.
          An adjustment to the conversion rate made pursuant to the immediately preceding paragraph will occur on the 10th trading day from and including the effective date of the spin-off; provided that in respect of any conversion within the 10 trading days following the effective date of any spin-off, references within this paragraph (3) to 10 trading days will be deemed replaced with such lesser number of trading days as have elapsed between the effective date of such spin-off and the conversion date in determining the applicable conversion rate.
          If any such dividend or distribution described in this paragraph (3) is declared but not paid or made, the new conversion rate will be re-adjusted to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.
          (4) If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for shares of our Common Stock to the extent that the cash and value of any other consideration included in the payment per share of our Common Stock exceeds the closing sale price per share of our Common Stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, the conversion rate will be adjusted based on the following formula:
          CR1 = CR0 x (AC + (SP1 x OS1))/(SP’ x OS°)
          where
CR 0 = the conversion rate in effect on the day immediately following the date such tender or exchange offer expires;
CR1 = the conversion rate in effect on the second day immediately following the date such tender or exchange offer expires;
AC = the aggregate value of all cash and any other consideration (as determined by our Board of Directors) paid or payable for shares of our Common Stock purchased in such tender or exchange offer;
OS0 = the number of shares of our Common Stock outstanding immediately prior to the date such tender or exchange offer expires;
OS1 = the number of shares of our Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and
SP1 = the closing sale price per share of our Common Stock for the trading day immediately following the date such tender or exchange offer expires.
          If the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.
          Any adjustment to the conversion rate made pursuant to this paragraph (4) will become effective on the second day immediately following the date such tender offer or exchange offer expires. If we or one of our subsidiaries is obligated to purchase shares of our Common Stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, we will re-adjust the new conversion rate to be the conversion rate that would be in effect if such tender or exchange offer had not been made.
          If we have in effect a rights plan while any shares of our 12% Preferred Stock remain outstanding, holders of shares of our 12% Preferred Stock will receive, upon a conversion of such shares, in addition to the shares of our Common Stock , rights under our shareowner rights agreement unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from our Common Stock . If the rights provided for in any rights plan that our Board of Directors may adopt have separated from the Common Stock in accordance with the provisions of the rights plan so that holders of shares of our 12% Preferred Stock would not be entitled to receive any rights in respect of our Common Stock that we elect to deliver upon conversion of shares of our 12% Preferred Stock, we will adjust the conversion rate at the time of separation as if we had distributed to all holders of our capital stock, evidences of indebtedness or other assets or property pursuant to paragraph (3) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.
          In no event will the conversion price be reduced below $0.01, subject to adjustment for share splits and combinations and similar events.
          We will not make any adjustment to the conversion rate if holders of shares of our 12% Preferred Stock are permitted to participate, on an as-converted basis, in the transactions described above.
          Without limiting the foregoing or subsequent sections of this prospectus, the conversion rate will not be adjusted for:
•	the issuance of any shares of our Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our Common Stock under any plan;

•	the issuance of any shares of our Common Stock or options or rights to purchase such shares pursuant to any of our present or future employee, director, trustee or consultant benefit plans, employee agreements or arrangements or programs;

•	the issuance of any shares of our Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date shares of our 12% Preferred Stock were first issued;

•	a change in the par value of our Common Stock ;

•	accumulated and unpaid dividends or distributions on our 12% Preferred Stock, except as otherwise provided in the Certificate of Designations; or

•	the issuance of shares of our Common Stock or any securities convertible into or exchangeable or exercisable for shares of our Common Stock or the payment of cash upon the repurchase or redemption thereof, except as otherwise provided in the Certificate of Designations.
          No adjustment in the conversion rate will be required unless the adjustment would require an increase or decrease of at least 1% of the conversion rate. If the adjustment is not made because the adjustment does not change the conversion rate by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. In addition, we will make any carryforward adjustments not otherwise effected on each anniversary of the original issuance date of the 12% Preferred Stock, upon conversion of any shares of 12% Preferred Stock (but only with respect to such converted 12% Preferred Stock) and if the shares of our 12% Preferred Stock are called for redemption. All required calculations will be made to the nearest cent or 1/10,000th of a share, as the case may be.
          We may make a temporary reduction in the conversion price of the 12% Preferred Stock if our Board of Directors determines that this decrease would be in the best interests of our company. We may, at our option, reduce the conversion price if our Board of Directors deems it advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock or rights to acquire stock or from any event treated as such for income tax purposes. See the section entitled “Certain U.S. Federal Income Tax Considerations” below for more information.
          To the extent permitted by law, we may, from time to time, increase the conversion rate for a period of at least 20 days if our Board of Directors determines that such an increase would be in our best interests. Any such determination by our Board of Directors will be conclusive. In addition, we may increase the conversion rate if our Board of Directors deems it advisable to avoid or diminish any income tax to common shareowners resulting from any distribution of Common Stock or similar event. We will give holders of shares of our 12% Preferred Stock at least 15 business days’ notice of any increase in the conversion rate.
          The “closing sale price” of our Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the New York Stock Exchange (or such other principal national securities exchange on which the Common Stock is then listed or authorized for quotation or, if not so listed or authorized for quotation, the average of the mid-point of the last bid and ask prices for our Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose).
Conversion Price Adjustment—Dilutive Issuances
          For six (6) months following November 6, 2009, if we issue any Common Stock at a price that is less than the then current conversion price of the 12% Preferred Stock, or any securities convertible into or exchangeable for, directly or indirectly, our Common Stock (we refer to such securities as “convertible securities”) or any rights, warrants or options to purchase any such Common Stock or convertible securities with a conversion price or exercise price that is less than the then current conversion price of the 12% Preferred Stock (we refer to all such issuances of securities as “dilutive issuances”), then the conversion price will be reduced concurrently with such issue or sale, according to the following formula:

          CP1 = CP0 × (A + B) ÷ (A + C)
          where
CP1 = the conversion price in effect immediately after such dilutive issuances;
CP0 = the conversion price in effect immediately prior to such dilutive issuances;
A = the number of shares of Common Stock outstanding immediately prior to such dilutive issuances, treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of options outstanding immediately prior to such issue or upon conversion or exchange of convertible securities outstanding immediately prior to such issue;
B = the number of shares of Common Stock that would have been issued if such dilutive issuances had been at a price per share of common stock (or equivalent) equal to CP0; and
C = the number of shares of Common Stock issued (or the number of shares of Common Stock issuable upon the exercise of rights, warrants or options to purchase Common Stock or convertible securities and/or upon the conversion or exchange of convertible securities, as the case may be) in such dilutive issuances.
          Notwithstanding anything to the contrary set forth above with respect to conversion price adjustments for dilutive issuances, no adjustment will be made to the conversion price of the 12% Preferred Stock with regard to:
•	securities issued (other than for cash) in connection with a strategic merger, alliance, joint venture, acquisition, consolidation, licensing or partnering agreement;

•	Common Stock issued in connection with any credit facility obtained by us; or

•	Common Stock issued and grants of options to purchase Common Stock pursuant to an employment agreement or arrangement or an equity compensation plan approved by our Board of Directors.
          If the conversion price is adjusted as described above, then the conversion rate shall be adjusted based on the following formula:
          CR1 = CR0 × CP0/CP1
          where
CR0 = the conversion rate in effect immediately prior to conversion price adjustment;
CR1 = the conversion rate in effect immediately following the conversion price adjustment;
CP0 = the conversion price in effect immediately prior to such adjustment; and
CP1 = the conversion price in effect immediately after such adjustment.
Conversion Rate Adjustment—Merger, Consolidation or Sale of Assets
          In the case of the following events, each of which we refer to as a business combination:
•	any recapitalization, reclassification or change of our Common Stock (other than changes resulting from a subdivision or combination);

•	a consolidation, merger or combination involving us into any other person, or any merger of another person into us, except for a merger that does not result in a reclassification, conversion, exchange or cancellation of Common Stock;

•	a sale, transfer, conveyance or lease to another person of all or substantially all of our property and assets (other than to one or more of our subsidiaries); or

•	a statutory share exchange;
in each case, as a result of which our common shareowners are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for our Common Stock, a holder of shares of our 12% Preferred Stock will be entitled thereafter to convert such shares of our 12% Preferred Stock into the kind and amount of stock, other securities or other property or assets (including cash or any combination thereof) that the holder of shares of our 12% Preferred Stock would have owned or been entitled to receive upon such business combination as if such holder of shares of our 12% Preferred Stock held a number of shares of our Common Stock equal to the conversion rate in effect on the effective date for such business combination, multiplied by the number of shares of our 12% Preferred Stock held by such holder of shares of our 12% Preferred

Stock. If such business combination also constitutes a specified change in control, a holder of shares of our 12% Preferred Stock converting such shares will not receive additional shares if such holder does not convert its shares of our 12% Preferred Stock “in connection with” (as described in “—Adjustment to Conversion Rate upon Certain Change in Control Events”) the relevant change in control. In the event that our common shareowners have the opportunity to elect the form of consideration to be received in such business combination, we will make adequate provision whereby the holders of shares of our 12% Preferred Stock will have a reasonable opportunity to determine the form of consideration into which all of the shares of our 12% Preferred Stock, treated as a single class, will be convertible from and after the effective date of such business combination. Such determination will be based on the weighted average of elections made by the holders of shares of our 12% Preferred Stock that participate in such determination, will be subject to any limitations to which all of our common shareowners are subject, such as pro rata reductions applicable to any portion of the consideration payable in such business combination, and will be conducted in such a manner as to be completed by the date that is the earliest of (1) the deadline for elections to be made by our common shareowners and (2) two business days prior to the anticipated effective date of the business combination.
          We will provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by the holders of shares of our 12% Preferred Stock (and the weighted average of elections), by posting such notice with DTC and providing a copy of such notice to the transfer agent. If the effective date of a business combination is delayed beyond the initially anticipated effective date, the holders of shares of our 12% Preferred Stock will be given the opportunity to make subsequent similar determinations in regard to such delayed effective date. We may not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions will affect the right of a holder of shares of our 12% Preferred Stock to convert such holder’s shares of our 12% Preferred Stock into shares of our Common Stock prior to the effective date.
Repurchase at Option of Holders upon a Fundamental Change
          Each holder of our 12% Preferred Stock will have the right to require us to repurchase for cash all, or a specified whole number, of such holder’s 12% Preferred Stock upon the occurrence of a fundamental change (i) prior to November 15, 2014, at a repurchase price equal to 110% of the sum of the initial liquidation preference plus accumulated but unpaid dividends to but excluding the fundamental change repurchase date and (ii) from November 15, 2014 until prior to November 15, 2019 at a repurchase price equal to 100% of the sum of the initial liquidation preference plus accumulated but unpaid dividends to but excluding the fundamental change repurchase date.
          We will give notice by mail or by publication (with subsequent prompt notice by mail) to holders of our 12% Preferred Stock and will post such notice with DTC and provide a copy of such notice to the transfer agent of the anticipated effective date of any proposed fundamental change that will occur prior to November 15, 2019. We must make this mailing or publication at least 15 days before the anticipated effective date of the fundamental change. In addition, no later than the third business day after the completion of such fundamental change, we must make an additional notice announcing such completion.
          A holder of 12% Preferred Stock that has elected to convert its shares of 12% Preferred Stock rather than require us to repurchase its shares of 12% Preferred Stock pursuant to the fundamental change repurchase right will not be able to exercise the fundamental change repurchase right.
          Within 15 days after the occurrence of a fundamental change, we will provide to the holders of our 12% Preferred Stock and the transfer agent a notice of the occurrence of the fundamental change and of the resulting conversion right. Such notice will state:
•	the events constituting the fundamental change;

•	the date of the fundamental change;

•	the last date on which the holders of our 12% Preferred Stock may exercise the fundamental change repurchase right;

•	the fundamental change repurchase date;

•	the name and address of the paying agent and the repurchase agent;

•	that 12% Preferred Stock as to which the fundamental change repurchase right has been exercised will be repurchased only if the notice of exercise of the fundamental change repurchase right has not been properly withdrawn; and

•	the procedures that the holders of 12% Preferred Stock must follow to exercise the fundamental change repurchase right.
          We will also issue a press release for publication on the Dow Jones & Company, Inc., Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first trading day following any date on which we provide such notice to the holders of our 12% Preferred Stock.
          The fundamental change repurchase date will be a date not less than 20 days nor more than 35 days after the date on which we give the above notice. To exercise the fundamental change repurchase right, each holder of 12% Preferred Stock must deliver, on or before the close of business on the fundamental change repurchase date, the 12% Preferred Stock to be converted, duly endorsed for transfer, together with a completed written repurchase notice, to our transfer agent. The repurchase notice will state:
•	the relevant fundamental change repurchase date;

•	the number of shares of 12% Preferred Stock to be repurchased; and

•	that the 12% Preferred Stock is to be repurchased pursuant to the applicable provisions of the 12% Preferred Stock.
          If the 12% Preferred Stock is held in global form, the repurchase notice must comply with applicable DTC procedures.
          Holders of 12% Preferred Stock may withdraw any notice of exercise of their fundamental change repurchase right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the fundamental change repurchase date. The notice of withdrawal must state:
•	the number of withdrawn shares of our 12% Preferred Stock;

•	if certificated shares of our 12% Preferred Stock have been issued, the certificate numbers of the withdrawn shares of our 12% Preferred Stock; and

•	the number of shares of our 12% Preferred Stock, if any, which remain subject to the repurchase notice.
          If the 12% Preferred Stock is held in global form, the notice of withdrawal must comply with applicable DTC procedures.
          Preferred stock as to which the fundamental change repurchase right has been properly exercised and for which the repurchase notice has not been properly withdrawn will be repurchased in accordance with the fundamental change repurchase right on the fundamental change repurchase date. Payment of the fundamental change repurchase price is conditioned upon delivery of the certificate or certificates for the 12% Preferred Stock to be repurchased. If less than the full number of shares of 12% Preferred Stock evidenced by the surrendered certificate or certificates is being repurchased, a new certificate or certificates, of like tenor, for the number of shares evidenced by the surrendered certificate or certificates, less the number of shares being repurchased, will be issued promptly to the holder.
          In connection with any repurchase offer in the event of a fundamental change, we will comply with all applicable federal and state laws and regulations.
          A “fundamental change” will be deemed to occur upon a change in control or a termination of trading prior to November 15, 2019. A “change in control” will be deemed to have occurred when:
(1)	any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of our Voting Stock (other than as a result of any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity); or

(2)	(A) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power of our Voting Stock (other than as a result of any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity), and (B) a termination of trading shall have occurred; or

(3)	our consolidation or merger with or into any other person, any merger of another person into us, or any sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all our assets and the assets of our subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a wholly-owned subsidiary) shall have occurred, other than:
A.	any transaction (a) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock, and (b) pursuant to which holders of our capital stock immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction; or

B.	any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity; or
(4)	during any period of two consecutive years, individuals who at the beginning of such period constituted our Board of Directors (together with any new directors whose nomination, election or appointment by such Board or whose nomination for election by our shareowners was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election, nomination or appointment was previously so approved) cease for any reason to constitute 50% or more of our Board of Directors then in office; or

(5)	our shareowners shall have approved any plan of liquidation or dissolution.
          “Capital Stock” of any person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such person and any rights (other than debt securities convertible and exchangeable into an equity interest), warrants or options to acquire an equity interest in such person.
          A “termination of trading” will be deemed to have occurred if our Common Stock is not listed for trading on a U.S. national securities exchange or market, including, but not limited to, the over-the-counter market or bulletin board.
          “Voting Stock” of any person means Capital Stock of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.
          The definition of change in control includes a phrase relating to the sale, assignment, lease, transfer or conveyance of “all or substantially all” of our assets or our assets and those of our subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of shares of our 12% Preferred Stock to require us to repurchase their shares of 12% Preferred Stock as a result of a sale, assignment, transfer, lease, or conveyance of less than all of our assets and those of our subsidiaries may be uncertain.
          This fundamental change repurchase feature may make more difficult or discourage a party from taking over our company and removing incumbent management. We are not aware, however, of any specific effort to accumulate our capital stock with the intent to obtain control of our company by means of a merger, tender offer, solicitation or otherwise. Instead, the fundamental change repurchase feature was a result of negotiations between us and the initial purchasers in the offering of the 12% Preferred Stock.
          We could, in the future, enter into certain transactions, including recapitalizations, which would not constitute a fundamental change but would increase the amount of debt outstanding or otherwise adversely affect the holders of 12% Preferred Stock. The incurrence of significant amounts of additional debt could adversely affect our ability to service our debt.
Adjustment to Conversion Rate upon Certain Change in Control Events
          If a change in control described in the clauses (2) or (3) of the definition of change in control set forth above under “—Repurchase at Option of Holders upon a Fundamental Change” occurs prior to November 15, 2014, we will increase the conversion rate, to the extent described below, by a number of additional shares if a holder elects to convert shares of our 12% Preferred Stock in connection with any such transaction by increasing the conversion rate applicable to such shares if and as required below; provided, however, that we will not adjust the conversion rate if a change in control described in clause (3) of the definition of change in control occurs and 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the change in control consists of shares of Common Stock that are, or upon issuance will be, traded on the New York Stock Exchange or approved for trading on a Nasdaq market and, as a result of such transaction or transactions, the 12% Preferred Stock becomes convertible solely into such Common Stock and other consideration payable in such transaction or transactions.

          A conversion of shares of our 12% Preferred Stock by a holder will be deemed for these purposes to be “in connection with” a change in control if the holder’s written notice is received by us at our principal office or by the transfer agent on or subsequent to the date 10 trading days prior to the date announced by us as the anticipated effective date of the change in control but before the close of business on the business day immediately preceding the related change in control effective date. Any adjustment to the conversion rate will have the effect of increasing the amount of any cash, securities or other assets otherwise due to holders of shares of our 12% Preferred Stock upon conversion.
          Any increase in the applicable conversion rate will be determined by reference to the table below and is based on the date on which the change in control becomes effective (the “effective date”) and the price (the “stock price”) paid per share of our Common Stock in the transaction constituting the change in control. If holders of our Common Stock receive only cash in the transaction, the stock price shall be the cash amount paid per share of our Common Stock. Otherwise, the stock price shall be equal to the average closing sale price per share of our Common Stock over the five trading-day period ending on the trading day immediately preceding the effective date.
          The following table sets forth the additional number of shares, if any, of our Common Stock issuable upon conversion of each share of our 12% Preferred Stock in connection with such a change in control, as specified above.
Additional Shares Upon a Change in Control

	Effective Date
Stock Price on	November 1,	November 1,	November 1,	November 1,	November 1,	November 1,
Effective Date	2009	2010	2011	2012	2013	2014
$1.50	11.112	10.365	9.477	8.589	7.701	6.813
$2.00	7.284	6.768	5.686	4.604	3.522	2.440
$2.50	5.093	4.722	3.571	2.420	1.268	0.117
$3.00	3.700	3.426	2.570	1.713	0.857	0.000
$3.50	2.755	2.547	1.910	1.274	0.637	0.000
$4.00	2.083	1.923	1.442	0.962	0.481	0.000
$4.50	1.586	1.462	1.097	0.731	0.366	0.000
$5.00	1.213	1.118	0.839	0.559	0.280	0.000
          The actual stock price and effective date may not be set forth in the foregoing table, in which case:
•	if the actual stock price on the effective date is between two stock prices in the table or the actual effective date is between two effective dates in the table, the amount of the conversion rate adjustment will be determined by a straight-line interpolation between the adjustment amounts set forth for such two stock prices or such two effective dates on the table based on a 360-day year, as applicable.

•	if the stock price on the effective date equals or exceeds $5.00 per share (subject to adjustment as described below), no adjustment in the applicable conversion rate will be made.

•	if the stock price on the effective date is less than $1.50 per share (subject to adjustment as described below), no adjustment in the applicable conversion rate will be made.
          The stock prices set forth in the first column of the table above will be adjusted as of any date on which the conversion rate of our shares of 12% Preferred Stock is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The conversion rate adjustment amounts set forth in the table above will be adjusted in the same manner as the conversion rate other than by operation of an adjustment to the conversion rate by virtue of the adjustment to the conversion rate as described above.
          The additional shares, if any, or any cash delivered to satisfy our obligations to holders that convert their shares of our 12% Preferred Stock in connection with a change in control will be delivered upon the later of the settlement date for the conversion and promptly following the effective date of the change in control transaction.
          Our obligation to deliver the additional shares, or cash to satisfy our obligations, to holders that convert their shares of 12% Preferred Stock in connection with a change in control could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.
          Notwithstanding the foregoing, in no event will the conversion rate exceed 71.718 shares of Common Stock per share of our 12% Preferred Stock, which maximum amount is subject to adjustments in the same manner as the conversion rate as set forth under “Conversion Rights.”

Liquidation Rights
          In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of 12% Preferred Stock will be entitled to receive and to be paid out of our assets legally available for distribution to our shareowners, prior to any payment or distribution is made to holders of any securities ranking junior to the 12% Preferred Stock (including Common Stock), but after payment of or provision for our debts and other liabilities or securities ranking senior to the 12% Preferred Stock, and on a pro-rata basis with other preferred stock of equal ranking, a cash liquidation preference equal to the greater of (i) 110% of the sum of the initial liquidation preference per share plus accrued and unpaid dividends thereon, if any, from November 6, 2009 through the date of distribution of the assets, and (ii) an amount equal to the distribution amount such holder of 12% Preferred Stock would have received had all shares of 12% Preferred Stock been converted into Common Stock. Holders of any class or series of preferred stock ranking on parity with the 12% Preferred Stock as to liquidation, winding-up or dissolution must also be entitled to receive the full respective liquidation preferences and any accrued and unpaid dividends through the date of distribution of the assets. If upon liquidation we do not have enough assets to pay in full the amounts due on the 12% Preferred Stock and any other preferred stock ranking on parity with the holders’ 12% Preferred Stock as to liquidation, winding-up or dissolution, holders of the 12% Preferred Stock and the holders of such other preferred stock will share ratably in any such distributions of our assets in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.
          Only after the holders of 12% Preferred Stock have received their liquidation preference and any accrued and unpaid dividends will we distribute assets to holders of Common Stock or any of our other securities ranking junior to the shares of 12% Preferred Stock upon liquidation.
          Holders of shares of our 12% Preferred Stock will be entitled to written notice of any distribution in connection with any voluntary or involuntary liquidation, winding-up or dissolution of our affairs not less than 30 days and not more than 60 days prior to the distribution payment date. After payment of the full amount of the liquidating distributions to which they are entitled, holders of shares of our 12% Preferred Stock will have no right or claim to participate in any further distribution of our remaining assets.
          The following events will not be deemed to be a liquidation, winding-up or dissolution of our company:
(1)	the voluntary sale, lease, transfer, conveyance or other disposition of all or substantially all of our assets (other than in connection with our liquidation, winding-up or dissolution); or

(2)	our merger or consolidation with or into any other person, corporation, trust or other entity.
Optional Redemption
          On or after November 15, 2014, upon the affirmative vote of the disinterested members of the Board of Directors, we may redeem the 12% Preferred Stock, out of legally available funds, in whole or in part, at our option, at a per share redemption price equal to 110% of the sum of the initial liquidation preference per share plus all accrued and unpaid dividends to and including the redemption date, if the following conditions are satisfied as of the date of the redemption notice and on the redemption date:
(i)	the number of authorized, but unissued and otherwise unreserved, shares of our Common Stock are sufficient to allow for conversion of all of the 12% Preferred Stock outstanding as of such date;

(ii)	the shares of Common Stock issuable upon conversion of the 12% Preferred Stock outstanding as of such date are freely tradable for non-affiliates of our company;

(iii)	our Common Stock is listed on a national stock exchange;

(iv)	the issuance of Common Stock issuable upon conversion of all of the 12% Preferred Stock outstanding as of such date would be not be in violation of the rules and regulations of the NYSE; and

(v)	no pending or proposed fundamental change described under “—Conversion Rights—Adjustment to Conversion Rate upon a Fundamental Change” above has been publicly announced prior to such date that has not been consummated or terminated.
          We are required to give notice of redemption not more than 45 and not less than 15 days before the redemption date. We may only exercise this optional redemption right to the extent we are not prohibited by law or the terms of any agreement relating to our indebtedness or any future series of preferred stock from making the cash payment required to redeem such 12% Preferred Stock.
          If we redeem less than all of the shares of 12% Preferred Stock, we will select the shares to be redeemed by lot or pro rata or in some other equitable manner in our sole discretion.

          If the redemption date falls after a record date and on or prior to the corresponding dividend payment date, (a) we will pay 110% of the full amount of accrued and unpaid dividends payable on such dividend payment date only to the holder of record at the close of business on the corresponding record date and (b) the redemption price payable on the redemption date will include only 110% of the initial liquidation preference per share of the 12% Preferred Stock, excluding any amount in respect of dividends declared and payable on such corresponding dividend payment date. With respect to any shares of 12% Preferred Stock that are redeemed, on and after the applicable redemption date, dividends will cease to accumulate on such 12% Preferred Stock, all rights of holders of such 12% Preferred Stock will terminate (except the right to receive the cash payable upon such redemption) and such shares will no longer be deemed to be outstanding.
          Notice of redemption of the 12% Preferred Stock shall be mailed to each holder of record of the shares to be redeemed by first class mail, postage prepaid at such holder’s address as the same appears on our stock records. Any notice, which was mailed as described above, shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. In addition to any information required by law, each notice will state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of 12% Preferred Stock to be redeemed; (iv) the place or places where certificates for such shares of 12% Preferred Stock are to be surrendered for cash; (v) that unpaid dividends accrued to, but excluding, the redemption date will be paid as specified in the notice; (vi) that on and after such date, dividends thereon will cease to accrue; and (vii) the then current conversion rate and conversion price and the date on which the conversion right will expire.
Voting Rights
          Holders of shares of our 12% Preferred Stock have the voting rights set forth below.
          Holders of shares of our 12% Preferred Stock vote on an “as if” converted basis with the holders of Common Stock as a single class on all matters subject to a vote by the holders of Common Stock to the extent permitted by law. Certain actions, including amendment of our certificate of incorporation, require approval by holders of a majority of Common Stock voting as a separate class (excluding the 12% Preferred Stock on an “as if” converted basis).
          If dividends on our 12% Preferred Stock are in arrears for six or more quarters, whether or not consecutive (which we refer to as a preferred dividend default), holders representing a majority of shares of our 12% Preferred Stock (voting together as a class with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to nominate and vote for the election of two additional directors to serve on our Board of Directors (which we refer to as 12% Preferred Stock directors), until all unpaid dividends with respect to our 12% Preferred Stock and any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable have been paid or declared and a sum sufficient for payment is set aside for such payment; provided that the election of any such directors will not cause us to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; and provided further that our Board of Directors will, at no time, include more than two 12% Preferred Stock directors. In such a case, the number of directors serving on our Board of Directors will be increased by two. The 12% Preferred Stock directors will be elected by holders representing a majority of shares of our 12% Preferred Stock for a one-year term and each 12% Preferred Stock director will serve until his or her successor is duly elected and qualifies or until the director’s right to hold the office terminates, whichever occurs earlier. The election will take place at:
•	a special meeting called by holders of at least 15% of the outstanding shares of 12% Preferred Stock together with any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable, if this request is received more than 75 days before the date fixed for our next annual or special meeting of shareowners or, if we receive the request for a special meeting within 75 days before the date fixed for our next annual or special meeting of shareowners, at our annual or special meeting of shareowners; and

•	each subsequent annual meeting (or special meeting held in its place) until all dividends accumulated on our 12% Preferred Stock and on any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable have been paid in full for all past dividend periods.
          If and when all accumulated dividends on our 12% Preferred Stock and all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable have been paid in full or a sum sufficient for such payment in full is set aside for payment, holders of shares of our 12% Preferred Stock will be divested of the voting rights set forth above (subject to re-vesting in the event of each and every preferred dividend default) and the term and office of such 12% Preferred Stock directors so elected will immediately terminate and the entire Board of Directors will be reduced accordingly.
          Any 12% Preferred Stock director elected by holders of shares of our 12% Preferred Stock and other holders of 12% Preferred Stock upon which like voting rights have been conferred and are exercisable may be removed at any time with or without cause by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of our 12% Preferred Stock and other parity preferred stock entitled to vote thereon when they have the voting rights described above (voting as a single class). So long as a preferred dividend default continues, any vacancy in the office of a 12% Preferred Stock director may be filled by written consent of the 12% Preferred Stock director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of our 12% Preferred Stock when they have the voting rights described above (voting as a single class with all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable); provided that the filling of each vacancy will not cause us to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. The 12% Preferred Stock directors will each be entitled to one vote on any matter.
          In addition, so long as any shares of the 12% Preferred Stock issued in the initial offering thereof remain outstanding, we will not, without the consent or the affirmative vote of holders representing at least a majority of the outstanding shares of our 12% Preferred Stock voting as a separate class:
•	authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of stock ranking senior to such 12% Preferred Stock with respect to payment of dividends, or the distribution of assets upon the liquidation, winding-up or dissolution of our affairs, or reclassify any of our authorized capital stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

•	amend, alter or repeal the provisions of our charter, including the terms of our 12% Preferred Stock, whether by merger, consolidation, transfer or conveyance of substantially all of our assets or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of our 12% Preferred Stock, except that with respect to the occurrence of any of the events described in the second bullet point immediately above, so long as our 12% Preferred Stock remains outstanding with the terms of our 12% Preferred Stock materially unchanged, taking into account that, upon the occurrence of an event described in the second bullet point above, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of our 12% Preferred Stock, and in such case such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. Furthermore, holders of shares of our 12% Preferred Stock will not have any voting rights with respect to the events described in the second bullet point immediately above if such holders receive the greater of (i) the full trading price of the 12% Preferred Stock on the date of an event described in the second bullet point immediately above, or (ii) 110% of the sum of the initial liquidation preference per share of 12% Preferred Stock plus accrued and unpaid dividends thereon pursuant to the occurrence of any of the events described in the second bullet point immediately above. So long as 225,000 of the shares of the 12% Preferred Stock remain outstanding, we will not, without the consent or the affirmative vote of holders representing at least a majority of the outstanding shares of our 12% Preferred Stock voting as a separate class, authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of stock ranking on a parity with such 12% Preferred Stock with respect to payment of dividends, or the distribution of assets upon the liquidation, winding-up or dissolution of our affairs, or reclassify any of our authorized capital stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares.
          The voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed or called for redemption upon proper procedures all outstanding shares of our 12% Preferred Stock.
          In all cases in which only the holders of 12% Preferred Stock will be entitled to vote, each share of 12% Preferred Stock will be entitled to one vote. Where the holders of 12% Preferred Stock are entitled to vote as a class with holders of any other class or series of preferred stock having similar voting rights that are exercisable, each class or series will have the number of votes proportionate to the aggregate liquidation preference of its outstanding shares. Where the holders of 12% Preferred Stock are entitled to vote as a class with the holders of Common Stock, the holders of 12% Preferred Stock will have the number of votes proportionate with the number of common shares into which the 12% Preferred Stock is then convertible.
          Without the consent of the holders of 12% Preferred Stock, so long as such action does not adversely affect the special rights, preferences, privileges and voting powers of the 12% Preferred Stock, taken as a whole, we may amend, alter, supplement, or repeal any terms of the 12% Preferred Stock for the following purposes:
•	to cure any ambiguity, or to cure, correct, or supplement any provision contained in the Certificate of Designations for the 12% Preferred Stock that may be ambiguous, defective, or inconsistent, so long as such change does not adversely affect the rights of any holder of 12% Preferred Stock; or

•	to make any provision with respect to matters or questions relating to the 12% Preferred Stock that is not inconsistent with the provisions of the Certificate of Designations for the 12% Preferred Stock, so long as such change does not adversely affect the rights of any holder of 12% Preferred Stock.
Registration Rights
          Holders of the 12% Preferred Stock (other than one of the lead investors with whom we entered into a registration rights agreement as discussed below), will not have any right to require us to register the resale of the 12% Preferred Stock or the shares of our Common Stock issuable upon conversion of the 12% Preferred Stock.
          The following summary of the registration rights provided in the registration rights agreement, as amended, is not complete and is qualified in its entirety by reference to the registration rights agreement, as amended, filed as an Exhibit to the registration statement of which this prospectus is a part.
          In connection with the purchase of 12% Preferred Stock by certain lead investors, we entered into a registration rights agreement with respect to 125,000 shares of the 12% Preferred Stock purchased by such purchasers. Pursuant to that registration rights agreement, we are obligated to file a shelf registration statement on Form S-1 under the Securities Act not later than 30 days after the first date of original issuance of the 12% Preferred Stock to register the resale by the above-referenced purchaser or its affiliates of the maximum number of shares of 12% Preferred Stock purchased by such purchaser and shares of our Common Stock issuable upon conversion of those shares of 12% Preferred Stock purchased as permitted by the SEC. We sometimes refer to the shares 12% Preferred Stock and the underlying shares of Common Stock that are to be registered as described in the immediately preceding sentence as the “registrable securities.”
          We are obligated to keep the shelf registration statement of which this prospectus forms a part effective until the earliest of:
(1)	one year from the latest date of original issuance of the 12% Preferred Stock;

(2)	the date on which all registrable securities shall have been registered under the Securities Act and disposed of;

(3)	the date on which the registrable securities cease to be outstanding;

(4)	the date on which all registrable securities shall have been transferred in accordance with Rule 144; or

(5)	the date on which the lead investor and its affiliates cease to hold registrable securities.
          A holder of registrable securities that sells registrable securities pursuant to the shelf registration statement generally will be required to provide information about itself and the specifics of the sale, be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers, be subject to relevant civil liability provisions under the Securities Act in connection with such sales, and be bound by the provisions of the registration rights agreement that are applicable to such holder.
          If we notify the holders of registrable securities in accordance with the registration rights agreement to suspend the use of the prospectus upon the occurrence of certain events, then such holders will be obligated to suspend the use of the prospectus until the requisite changes have been made.
          If, after the shelf registration statement has become effective and while our obligation to maintain an effective shelf registration statement remains in effect, the aggregate duration of any periods during which the availability of the shelf registration statement and any related prospectus is suspended (as described above) exceeds 60 days in any 12-month period, then we are obligated to pay to holders of shares of 12% Preferred Stock then subject to the registration rights agreement, liquidated damages in cash in an amount that shall accrue at a rate of 0.50% of the initial liquidation preference per share of 12% Preferred Stock per month, from and including the date on which the resale registration default shall occur to but excluding the date on which all such resale registration defaults have been cured. If a beneficiary of the registration rights agreement has converted some or all of its shares of 12% Preferred Stock into shares of our Common Stock, that holder will not be entitled to receive any liquidated damages with respect to those shares of converted 12% Preferred Stock or Common Stock.
          We will pay all expenses incident to our performance of and compliance with the registration rights agreement, provide each holder that is selling registrable securities pursuant to the shelf registration statement copies of the related prospectus as reasonably requested, and take certain other actions as are required under the terms of the registration rights agreement to permit, subject to the foregoing, unrestricted resales of the registrable securities.
          Pursuant to the registration rights agreement, we will grant the holders of the registrable securities certain customary indemnification rights in connection with the shelf registration statement and each holder of registrable securities will indemnify us for certain losses in connection with the shelf registration statement.
          Our largest shareowner and an affiliate of Kojaian Management Corporation, along with its other affiliated persons and entities, have agreed not to exercise any registration rights to which they may be entitled in connection with the registration of their registrable securities under a registration rights agreement entered into in 2006.
Preemptive Rights
          For 180 days following November 6, 2009, if we issue for cash consideration any Common Stock or any securities convertible into or exchangeable for, directly or indirectly, our Common Stock or any rights, warrants or options to purchase any such Common Stock or convertible securities (which we refer to collectively as common equity, and the issuance of any such common equity during such 180 day period, we refer to as the common equity sale), then a lead investor in the offering holder of our 12% Preferred Stock that was granted registration rights and its affiliates shall also have the right, subsequent to the consummation of the common equity sale, to purchase up to an amount of common equity, on the identical terms and conditions as the common equity was issued in the common equity sale, so as to maintain such holder’s “as converted” pro rata ownership of 12% Preferred Stock prior to the common equity sale. Notwithstanding anything to the contrary set forth above, such purchase rights shall not apply to any (i) securities issued (other than for cash) in connection with a strategic merger, alliance, joint venture, acquisition, consolidation, licensing or partnering agreement; (ii) any common equity issued in connection with any credit facility obtained by the Company; or (iii) common equity issued pursuant to an employment agreement or arrangement or an equity compensation plan approved by our Board of Directors.
Reservation of Shares for Issuance
          We will at all times reserve and keep available out of our authorized and unissued Common Stock, solely for issuance upon the conversion of the 12% Preferred Stock, that number of shares of Common Stock as shall from time to time then be issuable upon the conversion of all the shares of the 12% Preferred Stock then outstanding. The 12% Preferred Stock converted into our Common Stock or otherwise reacquired by us will resume the status of authorized and unissued shares of our 12% Preferred Stock, undesignated as to series, and will be available for subsequent issuance.
Global Preferred Stock
          The 12% Preferred Stock issued to QIBs is evidenced by a global certificate that has been deposited with, or on behalf of, DTC and registered in the name of Cede & Co. as DTC’s nominee. Except as set forth below, the global certificate may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.
          Purchasers may hold their interests in the global certificate directly through DTC or indirectly through organizations that are participants in DTC. Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in the global certificate to such persons may be limited.
          Purchasers may beneficially own interests in the global certificate held by DTC only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship, with a participant, either directly or indirectly through indirect participants. So long as Cede & Co., as the nominee of DTC, is the registered owner of the global certificate, Cede & Co. for all purposes will be considered the sole holder of the global certificate. Except as provided below, owners of beneficial interests in the global certificate will not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form, and will not be considered the holders.
          Payment of dividends on and the redemption price of the global certificate will be made to Cede & Co. by wire transfer of immediately available funds. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
          We have been informed by DTC that, with respect to any payment of dividends or of the redemption price of the global certificate, DTC’s practice is to credit participants’ accounts on the payment date with payments in amounts proportionate to their respective beneficial interests in the 12% Preferred Stock represented by the global certificate as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on such payment date. Payments by participants to owners of beneficial interests in 12% Preferred Stock represented by the global certificate held through such participants will be the responsibility of such participants, as is the case with securities held for the accounts of customers registered in “street name.”
          Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in 12% Preferred Stock represented by the global certificate to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

          Neither we, the transfer agent, registrar, paying agent nor conversion agent will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of 12% Preferred Stock only at the direction of one or more participants to whose account with DTC interests in the global certificate are credited and only in respect of the amount of shares of the 12% Preferred Stock represented by the global certificate as to which the participant has given this direction.
          DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Certain participants, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers, and trust companies that clear through, or maintain a custodial relationship with, a participant, either directly or indirectly.
          If DTC is at any time unwilling or unable to continue as depository and a successor depository is not appointed by us within 90 days, we will cause 12% Preferred Stock to be issued in definitive form in exchange for the global certificate.
Certificated Preferred Stock
          The 12% Preferred Stock issued to accredited investors who are not QIBs were issued in certificated form.
Transfer Agent and Registrar
          The transfer agent and registrar for our Common Stock and the 12% Preferred Stock is Computershare Investor Services, L.L.C.

Liability and Indemnification of Officers and Directors
          Our certificate of incorporation contains certain provisions permitted under the Delaware General Corporation Law relating to the liability of our directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except that a director will be personally liable:
•	for any breach of the director’s duty of loyalty to us or our shareowners;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law relating to unlawful stock repurchases or dividends; or

•	for any transaction from which the director derives an improper personal benefit.
          These provisions do not limit or eliminate our rights or those of any shareowner to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws.
          Our certificate of incorporation and bylaws also provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law and advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to very limited exceptions.
          We have entered into separate indemnification agreements with our directors and executive officers that will, in some cases, be broader than the specific indemnification provisions contained in our certificate of incorporation, bylaws or the Delaware General Corporation Law.
          The indemnification agreements require us, among other things, to indemnify executive officers and directors against certain liabilities, other than liabilities arising from willful misconduct that may arise by reason of their status or service as directors or officers. We are also be required to advance amounts to or on behalf of our officers and directors in the event of claims or actions against them. We believe that these indemnification arrangements are necessary to attract and retain qualified individuals to serve as our directors and executive officers.
Anti-Takeover Effects of Provisions of Delaware Law, Our Certificate of Incorporation and Bylaws
          Our certificate of incorporation, bylaws and the Delaware General Corporation Law contain certain provisions that could discourage potential takeover attempts and make it more difficult for our shareowners to change management or receive a premium for their shares.
Delaware Law
          We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover provision. In general, the provision prohibits a publicly-held Delaware corporation from engaging in a business combination with an “interested shareowner” for a period of three years after the date of the transaction in which the person became an interested shareowner. A “business combination” includes a merger, sale of 10.0% or more of our assets and certain other transactions resulting in a financial benefit to the shareowner. For purposes of Section 203, an “interested shareowner” is defined to include any person that is:
•	the owner of 15.0% or more of the outstanding voting stock of the corporation;

•	an affiliate or associate of the corporation and was the owner of 15.0% or more of the voting stock outstanding of the corporation, at any time within three years immediately prior to the relevant date; or

•	an affiliate or associate of the persons described in the foregoing bullet points.
          However, the above provisions of Section 203 do not apply if:
•	our Board of Directors approves the transaction that made the shareowner an interested shareowner prior to the date of that transaction;

•	after the completion of the transaction that resulted in the shareowner becoming an interested shareowner, that shareowner owned at least 85.0% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by our officers and directors; or

•	on or subsequent to the date of the transaction, the business combination is approved by our Board of Directors and authorized at a meeting of our shareowners by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested shareowner.
          Our shareowners may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect for us not to be governed by Section 203, effective 12 months after adoption. Currently, neither our certificate of incorporation nor our bylaws exempt us from the restrictions imposed under Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our Board of Directors.
Charter and Bylaw Provisions
          Special meetings of our shareowners may be called at any time only (i) by the Board of Directors, or by a majority of the members of the Board of Directors or by a committee of the Board which has been duly designated by the Board, whose powers and authority, as provided in a resolution of the Board of Directors or in the bylaws of the Company, include the power to call such meetings or (ii) by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (considered for this purpose as one class).
          Members of our Board of Directors may be removed with the approval of the holders of a majority of the shares then entitled to vote at an election of directors, with or without cause. Vacancies and newly-created directorships resulting from any increase in the number of directors, other than an increase in respect of the 12% Preferred Directors, may be filled by a majority of our directors then in office, though less than a quorum. If there are no directors in office, then an election of directors may be held in the manner provided by law.

LEGAL MATTERS
          The validity of the 12% Preferred Stock and Common Stock offered hereby will be passed upon for us by Zukerman Gore Brandeis & Crossman, LLP New York, New York.
EXPERTS
The consolidated financial statements of Grubb & Ellis Company appearing in Grubb & Ellis Company’s Annual Report (Form 10-K/A) for the year ended December 31, 2009 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference which, as to the years 2008 and 2007, are based in part on the report of PKF Certified Public Accountants A Professional Corporation, independent registered public accounting firm. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon such reports of such firms pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firms as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
          We have filed with the Securities and Exchange Commission a registration statement on Form S-3 (including the exhibits, schedules and amendments thereto) under the Securities Act of 1933 with respect to the shares of 12% Preferred Stock and Common Stock to be sold pursuant to this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information regarding us and the shares of 12% Preferred Stock and Common Stock to be sold pursuant to this prospectus, please refer to the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.
          We are subject to the informational requirements of the Exchange Act and, in accordance with these requirements, we file reports, proxy statements and other information relating to our business, financial condition and other matters with the SEC. Reports, proxy statements, and other information filed by us can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices. You may obtain information on the operation of the public reference rooms by calling 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements and other information regarding registrants, like us, that file electronically with the SEC. The address of that website is: http://www.sec.gov. You can also obtain access to our reports and proxy statements, free of charge, on our website at http://www.grubb-ellis.com as soon as reasonably practicable after such filings are electronically filed with the SEC. The information on our website is not part of this prospectus. Our Common Stock is listed on the NYSE under the symbol “GBE.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
          We are allowed to incorporate by reference information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents and that the information in this prospectus is not complete. You should read the information incorporated by reference for more detail. We incorporate by reference in two ways. First, we list below certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus. Second, the information in documents that we file in the future will update and supersede the information currently in, and be incorporated by reference in, this prospectus.
          We incorporate by reference into this prospectus the documents listed below, any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, and any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of this offering (in each case, except for the information furnished under Item 2.02 or Item 7.01 in any current report on Form 8-K and Form 8-K/A):
•	our Annual Report on Form 10-K/A for the year ended December 31, 2009 filed with the SEC on April 30, 2010 (File No. 001-08122-10784017);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 filed with the SEC on May 17, 2010 (File No. 001-08122-10840208);

•	our Current Report on Form 8-K filed with the SEC on January 5, 2010 (File No. 001-08122-10508364);

•	our Current Report on Form 8-K filed with the SEC on January 6, 2010 (File No. 001-08122-10512348);

•	our Current Report on Form 8-K filed with the SEC on February 18, 2010 (File No. 001-08122-10617287);

•	our Current Report on Form 8-K/A filed with the SEC on February 19, 2010 (File No. 001-08122-10620395);

•	our Current Report on Form 8-K filed with the SEC on March 5, 2010 (File No. 001-08122-10659956);

•	our Current Report on Form 8-K filed with the SEC on March 31, 2010 (File No. 001-08122-10715866);

•	our Current Report on Form 8-K filed with the SEC on April 6, 2010 (File No. 001-08122-10733382);

•	our Current Report on Form 8-K filed with the SEC on April 30, 2010 (File No. 001-08122-10784013);

•	our Current Report on Form 8-K filed with the SEC on May 4, 2010 (File No. 001-08122-10795031);

•	our Current Report on Form 8-K filed with the SEC on May 7, 2010 (File No. 001-08122-10811025);

•	our Current Report on Form 8-K filed with the SEC on May 12, 2010 (File No. 001-08122-10824474);

•	our Current Report on Form 8-K/A filed with the SEC on May 12, 2010 (File No. 001-08122-10824681);

•	our Current Report on Form 8-K filed with the SEC on June 3, 2010 (File No. 001-08122-10874780);

•	our Current Report on Form 8-K filed with the SEC on June 4, 2010 (File No. 001-08122-10877746);

•	our Current Report on Form 8-K filed with the SEC on June 10, 2010 (File No. 001-08122-10890976);

•	our Current Report on Form 8-K filed with the SEC on June 24, 2010 (File No. 001-08122-10915252); and

•	the description of our capital stock set forth in the Registration Statement on Form S-1/A filed with the SEC on March 24, 2010, including any amendment or report filed for the purpose of updating such description.
          We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus upon written or oral request at no cost to the requester. Requests should be directed to: Investor Relations, Grubb & Ellis Company, 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705, telephone: (800) 877-9066.
          This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. That registration statement contains more information than this prospectus regarding us and our Common Stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet website.
          You should rely only on the information provided in and incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of these documents.

You should rely only on the information contained in this prospectus and any prospectus supplement that may be provided to you in connection with this offering. We have not authorized anyone to provide you with information that is different. Neither we nor the selling shareowners are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.

Grubb & Ellis Company
7,575,750 Shares of Common Stock
125,000 Shares of 12% Cumulative Participating Perpetual
Convertible Preferred Stock
The date of this prospectus is
        , 2010

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. All amounts are estimated except the SEC registration fee. All of the expenses below will be paid by us.

Item
SEC registration fee	$697.50
Blue sky fees and expenses	0
Printing and engraving expenses	15,000.00
Legal fees and expenses	75,000.00
Accounting fees and expenses	50,000.00
Transfer Agent and Registrar fees	5,000.00
Miscellaneous	5,004.50

Total	$150,700.00

*	Estimated
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Under Section 145 of the Delaware General Corporation Law, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our bylaws, as amended (Exhibits 3.12—3.17 to this registration statement), provide that we shall indemnify our directors and officers to the fullest extent permitted by law and allow us to advance litigation expenses upon our receipt of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. Our bylaws further provide that rights conferred under such bylaws do not exclude any other right such persons may have or acquire under any bylaw, agreement, vote of shareowners or disinterested directors or otherwise.
     Our certificate of incorporation, as amended (Exhibits 3.1—3.11 to this registration statement), provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our shareowners. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our shareowners, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.
     Our certificate of incorporation further provides that we are authorized to indemnify our directors and officers to the fullest extent permitted by law through the bylaws, agreement, vote of shareowners or disinterested directors, or otherwise. We have obtained directors’ and officers’ liability prior to this offering.
     We have entered into agreements to indemnify our directors and certain of our officers in addition to the indemnification provided for in the certificate of incorporation and bylaws. These agreements will, among other things, indemnify our directors and some of our officers for certain expenses (including attorneys fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in our right, on account of services by that person as a director or officer of Grubb & Ellis or as a director or officer of any of our subsidiaries, or as a director or officer of any other company or enterprise that the person provides services to at our request.
ITEM 16. EXHIBITS
The following exhibits are filed herewith pursuant to the requirements of Item 601 of Regulation S-K: See exhibit index.

ITEM 17. UNDERTAKINGS
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the registrant is relying on Rule 430B:
A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That:
(i)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Ana, State of California, on this 25th day of June, 2010.

GRUBB & ELLIS COMPANY
By:	/s/ Thomas P. D’Arcy
	Name:	Thomas P. D’Arcy
	Title:	Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities on the date indicated:

Signature		Title	Date

/s/ Thomas P. D’Arcy Thomas P. D’Arcy		Chief Executive Officer, President and Director (Principal Executive Officer)	June 25, 2010

/s/ Matthew A. Engel Matthew A. Engel		Interim Chief Financial Officer, Senior Vice President, Chief Accounting Officer (Principal Financial and Accounting Officer)	June 25, 2010

/s/ C. Michael Kojaian C. Michael Kojaian	*	Director	June 25, 2010

/s/ Robert J. McLaughlin Robert J. McLaughlin	*	Director	June 25, 2010

/s/ Devin I. Murphy Devin I. Murphy	*	Director	June 25, 2010

/s/ D. Fleet Wallace D. Fleet Wallace	*	Director	June 25, 2010

/s/ Rodger D. Young Rodger D. Young	*	Director	June 25, 2010

* POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Thomas P. D’Arcy, as his true and lawful attorney-in-fact and agent with full power of substitution and reconstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the Registrant any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering hereunder pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the dates indicated.

By:	/s/ Thomas P. D’Arcy
	Name:	Thomas P. D’Arcy
	Title:	Chief Executive Officer, President and Director

EXHIBIT INDEX

Exhibit
No.	Description
(2) Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession

2.1	Agreement and Plan of Merger, dated as of May 22, 2007, among NNN Realty Advisors, Inc., B/C Corporate Holdings, Inc. and the Registrant, incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on May 23, 2007.

2.2	Merger Agreement, dated as of January 22, 2009, by and among the Registrant, GERA Danbury LLC, GERA Property Acquisition, LLC, Matrix Connecticut, LLC and Matrix Danbury, LLC, incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on January 29, 2009.

2.3	First Amendment to Merger Agreement, dated as of January 22, 2009, by and among the Registrant, GERA Danbury LLC, GERA Property Acquisition, LLC, Matrix Connecticut, LLC and Matrix Danbury, LLC, incorporated herein by reference to Exhibit 2.2 to the Registrant’s Current Report on Form 8-K filed on January 29, 2009.

2.4	Second Amendment to Merger Agreement, dated as of May 19, 2009, by and among the Registrant, GERA Danbury LLC, GERA Property Acquisition, LLC, Matrix Connecticut, LLC and Matrix Danbury, LLC, incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on May 26, 2009.

(3) Articles of Incorporation and Bylaws

3.1	Restated Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed on March 31, 1995.

3.2	Certificate of Retirement with Respect to 130,233 Shares of Junior Convertible Preferred Stock of Grubb & Ellis Company, filed with the Delaware Secretary of State on January 22, 1997, incorporated herein by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q filed on February 13, 1997.

3.3	Certificate of Retirement with Respect to 8,894 Shares of Series A Senior Convertible Preferred Stock, 128,266 Shares of Series B Senior Convertible Preferred Stock, and 19,767 Shares of Junior Convertible Preferred Stock of Grubb & Ellis Company, filed with the Delaware Secretary State on January 22, 1997, incorporated herein by reference to Exhibit 3.4 to the Registrant’s Quarterly Report on Form 10-Q filed on February 13, 1997.

3.4	Amendment to the Restated Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on December 9, 1997, incorporated herein by reference to Exhibit 4.4 to the Registrant’s Statement on Form S-8 filed on December 19, 1997 (File No. 333-42741).

3.5	Amended and Restated Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Preferred Stock of Grubb & Ellis Company, as filed with the Secretary of State of Delaware on September 13, 2002, incorporated herein by reference to Exhibit 3.8 to the Registrant’s Annual Report on Form 10-K filed on October 15, 2002.

3.6	Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A-1 Preferred Stock of Grubb & Ellis Company, as filed with the Secretary of State of Delaware on January 4, 2005, incorporated herein by reference to Exhibit 2 to the Registrant’s Current Report on Form 8-K filed on January 6, 2005.

3.7	Preferred Stock Exchange Agreement, dated as of December 30, 2004, between the Registrant and Kojaian Ventures, LLC, incorporated herein by reference to Exhibit 1 to the Registrant’s Current Report on Form 8-K filed on January 6, 2005.

3.8	Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A-1 Preferred Stock of Grubb & Ellis Company, as filed with the Secretary of State of Delaware on January 4, 2005, incorporated herein by reference to Exhibit 2 to the Registrant’s Current Report on Form 8-K filed on January 6, 2005.

Exhibit
No.	Description
3.9	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Grubb & Ellis Company as filed with the Delaware Secretary of State on December 7, 2007, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 13, 2007.

3.10	Certificate of the Powers, Designations, Preferences and Rights of the 12% Cumulative Participating Perpetual Convertible Preferred Stock, as filed with the Secretary of State of Delaware on November 4, 2009, incorporated herein by reference to Annex A to the Registrant’s Schedule 14A filed on November 6, 2009.

3.11	Amendment to the Restated Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on December 17, 2009, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 23, 2009.

3.12	Bylaws of the Registrant, as amended and restated effective May 31, 2000, incorporated herein by reference to Exhibit 3.5 to the Registrant’s Annual Report on Form 10-K filed on September 28, 2000.

3.13	Amendment to the Amended and Restated By-laws of the Registrant, effective as of December 7, 2007, incorporated herein by reference to Exhibit 3.2 to Registrant’s Current Report on Form 8-K filed on December 13, 2007.

3.14	Amendment to the Amended and Restated By-laws of the Registrant, effective as of January 25, 2008, incorporated herein by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on January 31, 2008.

3.15	Amendment to the Amended and Restated By-laws of the Registrant, effective as of October 26, 2008, incorporated herein by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on October 29, 2008.

3.16	Amendment to the Amended and Restated By-laws of the Registrant, effective as of February 5, 2009, incorporated herein by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on February 9, 2009.

3.17	Amendment to the Amended and Restated Bylaws of the Registrant, effective December 17, 2009, incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on December 23, 2009.

(4) Instruments Defining the Rights of Security Holders, including Indentures.

4.1	Registration Rights Agreement, dated as of April 28, 2006, between the Registrant, Kojaian Ventures, LLC and Kojaian Holdings, LLC, incorporated herein by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed on April 28, 2006.

4.2	Warrant Agreement, dated as of May 18, 2009, by and between the Registrant, Deutsche Bank Trust Company Americas, Fifth Third Bank, JPMorgan Chase, N.A. and KeyBank, National Association, incorporated herein by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K filed on May 27, 2009.

4.3	Registration Rights Agreement, dated as of October 27, 2009, by and among the Registrant and each of the persons listed on the Schedule of Initial Holders attached thereto as Schedule A, incorporated herein by reference to Exhibit 4.3 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 Annual Report on Form 10-K filed on December 28, 2009.

4.4	Amendment No. 1 to Registration Rights Agreement, dated as of November 4, 2009, by and among the Registrant and each of the persons listed on the Schedule of Initial Holders attached thereto as Schedule A, incorporated herein by reference to Exhibit 4.3 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 Annual Report on Form 10-K filed on December 28, 2009.

4.5	Indenture for the 7.95% Convertible Senior Securities due 2015, dated as of May 7, 2010, between Grubb & Ellis Company, as Issuer, and U.S. Bank National Association, as Trustee, incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 7, 2010.

Exhibit
No.	Description
4.6	Registration Rights Agreement, dated as of May 7, 2010, between Grubb & Ellis Company and JMP Securities LLC, as Initial Purchaser, incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on May 7, 2010.
     On an individual basis, instruments other than Exhibits listed above under Exhibit 4 defining the rights of holders of long-term debt of the Registrant and its consolidated subsidiaries and partnerships do not exceed ten percent of total consolidated assets and are, therefore, omitted; however, the Company will furnish supplementally to the Commission any such omitted instrument upon request.

(12) Statements re computation of ratios

12.1†	Computation of Ratios

(5) Opinion regarding legality

5.1†	Opinion of Zukerman Gore Brandeis & Crossman, LLP

(23) Consent of Independent Registered Public Accounting Firm

23.1†	Consent of Ernst & Young LLP

23.2†	Consent of PKF Certified Public Accountants A Professional Corporation

23.3†	Consent of Zukerman Gore Brandeis & Crossman, LLP (included in Exhibit 5.1)

(99) Additional Exhibits

99.1	Letter of termination from Grubb & Ellis Realty Advisors, Inc. to the Registrant dated as of February 28, 2008, incorporated herein by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on February 29, 2008.

†	Filed herewith.